UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CISCO SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of Annual Meeting of Shareholders and

Proxy

Statement

December 10, 2019 at 8:00 a.m. Pacific Time

Cisco campus in Building 9

260 East Tasman Drive,

San Jose, California 95134

October 18, 2019

Dear Cisco Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held on the Cisco campus in Building 9 located at 260 East Tasman Drive, San Jose, California on Tuesday, December 10, 2019 at 8:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement. You will find a Proxy Summary starting on the first page of the Proxy Statement, and you will find a map with directions to the annual meeting on the final page of the Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

We encourage shareholders to consent to online delivery of shareholder materials via the Cisco website at investor.cisco.com. Navigate to “Resources & FAQs” via the menu at the top left-hand corner, and then to “Personal Investing”. Registration is available under the heading “Electronic Enrollment”. Thank you for your support of our efforts to preserve resources by reducing mail.

We look forward to seeing you at the annual meeting.

Charles H. Robbins

Chairman and Chief Executive Officer

San Jose, California

Your Vote is Important

See section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 64 of the Proxy Statement for detailed information regarding voting instructions.

Notice of Annual Meeting of Shareholders

Date	December 10, 2019

Time	8:00 a.m. Pacific Time

Place	Cisco campus in Building 9 260 East Tasman Drive San Jose, California 95134

Record date	October 11, 2019

Items of business

•  To elect to Cisco’s Board of Directors the following ten nominees presented by the Board of Directors: M. Michele Burns, Wesley G. Bush, Michael D. Capellas, Mark Garrett, Dr. Kristina M. Johnson, Roderick C. McGeary, Charles H. Robbins, Arun Sarin, Brenton L. Saunders and Carol B. Tomé

•  To vote on a non-binding advisory resolution to approve executive compensation

•  To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020

•  To vote upon a proposal submitted by a shareholder, if properly presented at the annual meeting

•  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof

Proxy voting

Whether or not you plan to attend the annual meeting, please vote as soon as possible. Please refer to the section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 64 of the Proxy Statement for a description of how to vote in advance of the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at Cisco’s principal executive office.

By Order of the Board of Directors

Evan Sloves

Secretary

San Jose, California

October 18, 2019

Proxy Statement for

2019 Annual Meeting of Shareholders

PROXY SUMMARY

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 8:00 a.m. Pacific Time on Tuesday, December 10, 2019, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about October 22, 2019 to shareholders entitled to vote at the annual meeting.

This summary highlights selected information about the items to be voted on at the annual meeting and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote, and you should read the entire Proxy Statement carefully before voting. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement. The information contained on cisco.com or any other website referred to herein is provided for reference only and is not incorporated by reference into this Proxy Statement.

Annual Meeting Proposals

Proposal	Recommendation of the Board	Page

1 — Election of Directors	FOR each of the nominees	7

2 — Advisory Vote to Approve Executive Compensation	FOR	20

3 — Ratification of Independent Registered Public Accounting Firm	FOR	57

4 — Shareholder Proposal	AGAINST	61

Corporate Governance Highlights

Cisco’s Board of Directors is composed of skilled and diverse directors and has established robust corporate governance practices and policies. The Board believes strongly in the value of an independent board of directors. Cisco has established a Lead Independent Director role with broad authority and responsibility, which is currently filled by Mr. Capellas. See the “Corporate Governance” section starting on page 3 for more information on the following:

•	Our corporate governance policies and practices and where you can find key information regarding our corporate governance initiatives

•	Our balanced Board leadership structure and qualifications, including a Lead Independent Director, with currently 90% of the members being independent

•

Our shareholder engagement during fiscal 2019, during which we engaged with shareholders representing approximately 31% of our outstanding shares on a variety of topics, including our business and long-term strategy, corporate governance and risk management practices, board refreshment, corporate social responsibility initiatives (including environmental, social, and governance matters), our executive compensation program, and other matters of shareholder interest

Business Overview

As our customers add billions of new connections to their enterprises, and as more applications move to a multicloud environment, the network continues to be extremely critical. We believe that our customers are looking for intent-based networks that provide meaningful business value through automation, security, and analytics across private, hybrid, and multicloud environments. Our vision is to deliver highly secure, software-defined, automated and intelligent platforms for our customers. Our strategic priorities include accelerating our pace of innovation, increasing the value of the network, and transforming our business model.

Executive Compensation Highlights

Our pay practices align with our pay-for-performance philosophy and underscore our commitment to sound compensation and governance practices.

Our executive compensation program rewards performance	Compensation philosophy designed to attract and retain, motivate performance, and reward achievement
Performance measures aligned with shareholder interests
Majority of annual total direct compensation is performance-based
No dividends on unvested awards

We apply leading executive compensation practices	Independent compensation committee
Independent compensation consultant
Comprehensive annual compensation program risk assessment
Caps on incentive compensation
No employment, severance, or change in control agreements
Stock ownership guidelines
Recoupment policy
No single-trigger vesting of equity award grants
No stock option repricing or cash-out of underwater equity awards
“No perks” policy with limited exceptions
No supplemental executive retirement plan or executive defined benefit pension plan
No golden parachute tax gross-ups
Broad anti-pledging and anti-hedging policies

Since the beginning of fiscal 2019, we refined our executive compensation programs in the following ways to more closely align compensation with company performance:

Change to our Executive Compensation Program	Intended Outcome	When Effective
Increased our minimum stock ownership requirements from 5x to 6x of annual base salary for the Chief Executive Officer (“CEO”) and from 3x to 4x of annual base salary for other executive officers	Align the interests of executive officers with shareholders by providing appropriate long-term incentives	Applies immediately
Expanded our long-standing recoupment policy to include Performance Restricted Stock Units (“PRSUs”)	Enable the Compensation and Management Development Committee (“Compensation Committee”) to seek reimbursement for incremental PRSUs delivered to executive officers, which should not have been delivered, upon a restatement of incorrect financial results	Applies immediately
Further revised our fiscal 2019 formula under the Cisco Systems, Inc. Executive Incentive Plan (“EIP”) to include specific individual performance goals for each of our executive officers and an objective scorecard used to determine each executive officer’s individual performance factor	Eliminate the Compensation Committee’s ability to increase cash incentives based on discretionary individual performance factors	Applies to 2019 annual bonuses
Further revised our fiscal 2020 formula under the EIP to implement an additive design with 80% based on our financial performance, 20% based on each executive officer’s individual performance, and a cap of 200% on both factors	Align the interests of executive officers with shareholders by basing a greater percentage of cash incentives on our financial performance with more risk	Applies to 2020 annual bonuses

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Cisco is committed to shareholder-friendly corporate governance and the Board of Directors has adopted clear corporate policies that promote excellence in corporate governance. We have adopted policies and practices that are consistent with our commitment to transparency and best-in-class practices, as well as to ensure compliance with the rules and regulations of the Securities and Exchange Commission (SEC), the listing requirements of Nasdaq, and applicable corporate governance requirements. Key corporate governance policies and practices include:

•	The Board of Directors has held annual elections of directors since Cisco’s initial public offering

•	The Board of Directors has adopted majority voting for uncontested elections of directors

•	A majority of the Board of Directors is independent of Cisco and its management

•	The Board of Directors has a robust Lead Independent Director role

•	The independent members of the Board of Directors meet regularly without the presence of management

•	Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee

•	Shareholders that meet standard eligibility requirements may submit director candidates for election in Cisco’s proxy statement through its proxy access bylaw provision

•	Shareholders have the right to take action by written consent

•	Shareholders have the right to call a special meeting

•	No poison pill

•	All members of the key committees of the Board of Directors — the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee — are independent

•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities

•	Cisco has a clear Code of Business Conduct (“COBC”) that is monitored by Cisco’s ethics office and is annually affirmed by its employees

•

Cisco’s ethics office has a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer

•	Cisco’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee

•	Cisco has adopted a compensation recoupment policy that applies to its executive officers

•	Cisco has stock ownership guidelines for its non-employee directors and executive officers

Key information regarding Cisco’s corporate governance initiatives can be found on its website, including Cisco’s corporate governance policies, Cisco’s COBC and the charter for each committee of the Board of Directors. The corporate governance page can be found in the Governance section of Cisco’s Investor Relations website at investor.cisco.com.

Board Leadership Structure

Cisco’s Board of Directors believes strongly in the value of an independent board of directors. Independent board members have consistently comprised over 75% of the members of Cisco’s Board of Directors. All members of the key board committees — the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee — are independent. Cisco has established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board of Directors also meet regularly without management; the Lead Independent Director chairs those meetings. Mr. Capellas currently serves as Lead Independent Director, and Mr. Robbins currently serves as Cisco’s Chairman and CEO.

The Board of Directors believes that it should maintain flexibility to select Cisco’s Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. Mr. Robbins, our CEO, also serves as Chairman. The Board of Directors believes that this leadership structure with a strong Lead Independent Director provides balance and currently is in the best interest of Cisco and its shareholders. The role given to the Lead Independent Director helps ensure a strong independent and active Board, while Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and his ability to speak as Chairman and CEO provides strong unified leadership for Cisco. In connection with Mr. Capellas’ appointment as Lead Independent Director, the Board of Directors considered Mr. Capellas’ demonstrated leadership during his tenure as a member of the Board of Directors, and also his leadership during his tenure as chair of both the Finance and Acquisition Committees, and believes that Mr. Capellas’ ability to act as a strong Lead Independent Director provides balance in Cisco’s leadership structure and will be in the best interest of Cisco and its shareholders.

The Lead Independent Director is elected by and from the independent directors. Each term of service in the Lead Independent Director position is one year, and the Lead Independent Director has the following responsibilities:

•	authority to call meetings of the independent directors

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including sessions of the independent directors

•	serving as principal liaison between the independent directors and the Chairman and CEO

•	communicating from time to time with the Chairman and CEO and disseminating information to the rest of the Board of Directors as appropriate

•	providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity, and timeliness of such information)

•	being available, as appropriate, for consultation and direct communication with major shareholders

•	presiding over the annual performance evaluation of the Board of Directors, including the performance evaluation of each Board committee and individual Board members

•	facilitating the Board of Directors’ performance evaluation of the CEO in conjunction with the Compensation Committee

Board Performance Evaluation Process

The Board of Directors recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board of Directors conducts an annual Board performance evaluation that is intended to determine whether the Board, each of its committees, and individual Board members are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. The Nomination and Governance Committee oversees this process, which is led by the Lead Independent Director. The Lead Independent Director, along with outside counsel, conducts one-on-one discussions with each board member and certain members of management to obtain their assessment of the effectiveness and performance of the Board, its committees, and individual Board members. A summary of the results is presented to the Nomination and Governance Committee identifying any themes or issues that have emerged. The results are then reported to the full Board of Directors which considers the results and ways in which Board processes and effectiveness may be enhanced.

Board Refreshment

Cisco regularly evaluates the need for board refreshment. The Nomination and Governance Committee, and the Board of Directors, are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of Cisco’s business strategy. During fiscal 2019, the Board of Directors appointed Wesley G. Bush to the Board upon the recommendation of the Nomination and Governance Committee. During fiscal 2020, the Board of Directors nominated Carol B. Tomé for election at the 2019 Annual Meeting upon the recommendation of the Nomination and Governance Committee. For more information on the skills and experience of Mr. Bush and Ms. Tomé, see “Proposal No. 1 — Election of Directors”.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives.

The Nomination and Governance Committee and the Board will regularly evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with a proven business track record who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The graph below summarizes key qualifications, skills and attributes that we believe are most relevant to the decision to nominate candidates to serve on the Board of Directors and the prevalence of those characteristics on Cisco’s current Board.

See the “Board of Directors — Proposal No. 1 — Election of Directors — Board Meetings and Committees — Nomination and Governance Committee” section in this Proxy Statement for more information on the process and procedures related to the Board nomination process.

Shareholder Engagement

At Cisco, we recognize the importance of regular and transparent communication with our shareholders. Each year, we continually engage with a significant portion of shareholders that include our top institutional investors. In fiscal 2019, our Chairman and CEO, Secretary, and Investor Relations team held meetings and conference calls with investors representing approximately 31% of our outstanding shares. We engaged with these shareholders on a variety of topics, including our business and long-term strategy, corporate governance and risk management practices, board refreshment, corporate social responsibility initiatives (including environmental, social, and governance matters), our executive compensation program, and other matters of shareholder interest.

Corporate Social Responsibility

Cisco pioneered the technology that connects everything. We believe that connections have the potential to create opportunity for everyone and to solve some of the world’s most pressing challenges. We use our technology, our expertise, and our resources not only to provide value for our customers, but also to make a positive impact on people, society, and the planet.

Corporate social responsibility (“CSR”) is core to our purpose, our culture, and how we invest. We focus on the issues that align with our business strategy, and where we can have the greatest potential for global impact, including inclusion and diversity, supporting local community programs, and reducing our environmental impact. Through our strategic investments and signature programs, we are partnering to drive an inclusive digital economy. At the same time, we are working to ensure the long-term sustainability of our business by setting ambitious targets for greenhouse gas emissions reduction, renewable energy usage, plastic reduction, and product return, taking into consideration the entire ecosystem and lifecycle of the products and services that Cisco provides.

For more information about our programs concerning Cisco’s CSR, including environmental, social, and governance (“ESG”) matters, see our CSR website at csr.cisco.com. Our 2019 CSR report is expected to be published in December 2019. During fiscal 2019, we engaged with shareholders on our CSR and sustainability initiatives, and the Board of Directors amended the Nomination and Governance Committee charter to give the Nomination and Governance Committee the responsibility for reviewing Cisco’s policies and programs concerning CSR, including ESG matters.

Public Policy Engagements

Information about Cisco’s public policy engagement approach, including its policy priorities, the limitations it imposes on itself relating to public policy-related activities, and the manner in which it discloses its public policy efforts, is disclosed on Cisco’s public website on a webpage entitled “Government Affairs”: https://www.cisco.com/c/en/us/about/government-affairs.html. In part as a result of proactive engagement with its shareholders, Cisco regularly reviews and updates this webpage. For example, in fiscal 2019 Cisco expanded disclosure around payments to trade associations and provided a list of political action committee contributions. Also, in fiscal 2017 Cisco included links to its federal lobbying disclosure reports.

Proxy Access

Following a robust review of shareholder feedback, corporate governance best practices and trends, and Cisco’s particular facts and circumstances, in July 2016, the Board of Directors adopted amendments to Cisco’s bylaws to allow a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years a number of Cisco shares that constitutes at least 3% of Cisco’s outstanding shares, to nominate and include in Cisco’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The amended bylaws specifically allow funds under common management to be treated as a single shareholder, and permit share lending with a five day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Shareholders also may communicate with Cisco’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address: Compensation and Management Development Committee, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

BOARD OF DIRECTORS

Proposal No. 1 — Election of Directors

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. Each of the current directors has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election. The authorized number of directors is ten.

Each of the current directors, other than Mr. West who will retire from the Board as of the annual meeting, has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election. Mr. West intends to serve on the Board of Directors through the date of the annual meeting. In addition, Carol B. Tomé has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee. Ms. Tomé was brought to the attention of the Nomination and Governance Committee as a potential candidate by Cisco’s Chairman and CEO. The Nomination and Governance Committee also utilized a third-party search firm.

The Board of Directors appointed Wesley G. Bush to the Board in May 2019 upon the recommendation of the Nomination and Governance Committee. Mr. Bush was brought to the attention of the Nomination and Governance Committee as a potential candidate by a third-party search firm.

Director Nominees	Positions and Offices Held with Cisco	Age	Director Since	Other Public Company Boards
M. Michele Burns	Director	61	2003	3
Wesley G. Bush	Director	58	2019	2
Michael D. Capellas	Director	65	2006	1
Mark Garrett	Director	61	2018	2
Dr. Kristina M. Johnson	Director	62	2012	—
Roderick C. McGeary	Director	69	2003	2
Charles H. Robbins	Chairman and CEO	53	2015	1
Arun Sarin	Director	64	2009	3
Brenton L. Saunders	Director	49	2017	1
Carol B. Tomé	Director Nominee	62	—	1

Business Experience and Qualifications of Nominees

Ms. Burns, 61, has been a member of the Board of Directors since November 2003. She has served as the Center Fellow and Strategic Advisor to the Stanford Center on Longevity at Stanford University since August 2012 and serves on its Advisory Council. She served as the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. from October 2011 to February 2014. From September 2006 to October 2011, Ms. Burns served as Chairman and Chief Executive Officer of Mercer LLC, a global leader for human resources and related financial advice and services. She assumed that role after joining Marsh & McLennan Companies, Inc. in March 2006 as Chief Financial Officer. From May 2004 to January 2006, Ms. Burns served as Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation, where she successfully helped Mirant restructure and emerge from bankruptcy. In 1999, Ms. Burns joined Delta Air Lines, Inc. assuming the role of Chief Financial Officer in 2000 and holding that position through April 2004. She began her career in 1981 at Arthur Andersen LLP and became a partner in 1991. Ms. Burns also currently serves on the boards of directors of Anheuser-Busch InBev SA/NV, Etsy, Inc. and The Goldman Sachs Group, Inc. She previously served as a director of Alexion Pharmaceuticals, Inc., ending in 2018.

Ms. Burns provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of three public companies. Through her experience gained as chief executive officer of Mercer, she brings expertise in global and operational management, including a background in organizational leadership and human resources. Ms. Burns also has experience serving as a public company outside director.

Mr. Bush, 58, has been a member of the Board of Directors since May 2019. He served as Chief Executive Officer of Northrop Grumman Corporation (“Northrop Grumman”) from January 2010 through December 2018 and served on its board from September 2009 to July 2019 and in the role of chairman from July 2011 to July 2019. Prior to January 2010, he served in various leadership roles, including as Northrop Grumman’s President and Chief Operating Officer, Corporate Vice President and Chief Financial Officer, and President of its Space Technology sector. Mr. Bush also served in various leadership roles at TRW Inc. prior to its acquisition by Northrop Grumman in 2002. Mr. Bush is a member of the National Academy of Engineering. Mr. Bush also currently serves on the board of directors of Dow Inc. and General Motors Corporation. He previously served as a director of Norfolk Southern Corporation and Northrop Grumman Corporation, each ending in 2019.

Mr. Bush brings to the Board of Directors his extensive international business experience, including over 35 years in the aerospace and defense industry. In addition, he brings extensive financial, strategic and operational experience. Mr. Bush also has experience serving as a public company outside director.

Mr. Capellas, 65, has been a member of the Board of Directors since January 2006. He has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. He previously served as a director of MuleSoft, Inc., ending in 2018.

Mr. Capellas brings to the Board of Directors experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance.

Mr. Garrett, 61, has been a member of the Board of Directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated from February 2007 to April 2018. From January 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation. From August 2002 to January 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett also currently serves on the board of directors of GoDaddy Inc. and Pure Storage, Inc. He previously served as a director of Informatica Corporation, ending in 2015 and Model N, Inc., ending in 2016.

Mr. Garrett brings to the Board of Directors extensive history of leadership in finance and accounting in the technology industry, including experience in product and business model transition and transformation to the cloud. Mr. Garrett also has experience serving as a public company outside director.

Dr. Johnson, 62, has been a member of the Board of Directors since August 2012. Dr. Johnson has served as the chancellor of the State University of New York since September 2017. From January 2014 to September 2017, Dr. Johnson served as the Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. She holds 119 U.S. and international patents and has received the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015 and she is also a member of the National Academy of Engineering. She previously served as a director of Boston Scientific Corporation, ending in 2017 and The AES Corporation, ending in 2019.

Dr. Johnson brings to the Board of Directors an engineering background as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public technology companies.

Mr. McGeary, 69, has been a member of the Board of Directors since July 2003. He served as Chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he served as Chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the boards of directors of PACCAR Inc. and Raymond James Financial, Inc.

Mr. McGeary brings to the Board of Directors a combination of executive experience in management and technology consulting. He also has expertise in leading talented teams as well as skills in finance, accounting and auditing with technology industry experience.

Mr. Robbins, 53, has served as Chief Executive Officer since July 2015, as a member of the Board of Directors since May 2015 and as Chairman of the Board since December 2017. He joined Cisco in December 1997, from which time until March 2002 he held a number of managerial positions within Cisco’s sales organization. Mr. Robbins was promoted to Vice President in March 2002, assuming leadership of Cisco’s U.S. channel sales organization. Additionally, in July 2005 he assumed leadership of Cisco’s Canada channel sales organization. In December 2007, Mr. Robbins was promoted to Senior Vice President, U.S. Commercial, and in August 2009 he was appointed Senior Vice President, U.S. Enterprise, Commercial and Canada. In July 2011, Mr. Robbins was named Senior Vice President, Americas. In October 2012, Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations, in which position he served until assuming the role of CEO. Mr. Robbins also currently serves on the board of directors of BlackRock, Inc.

Mr. Robbins brings to the Board of Directors extensive industry, company and operational experience acquired from having served as Cisco’s CEO since 2015, and prior to that from having led Cisco’s global sales and partner teams. He has a thorough knowledge of Cisco’s segments, technology areas, geographies and competition. He has a proven track record of driving results and played a key role in leading and executing many of Cisco’s investments and strategy shifts to meet its growth initiatives.

Mr. Sarin, 64, has been a member of the Board of Directors since September 2009 and previously served on the Board of Directors from September 1998 to July 2003. In April 2003, he became CEO designate of Vodafone Group Plc and served as its Chief Executive Officer from July 2003 to July 2008. He also served as a member of the board of directors of that company from 1999 to 2008. From July 2001 to January 2003, he was Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its board of directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch Plc from July 1999 to April 2000. From February 1997 to July 1999, he was the President of AirTouch Communications, Inc. Prior to that, from April 1994 to February 1997, he served as President and Chief Executive Officer of AirTouch International. Mr. Sarin joined AirTouch Communications, Inc. in 1994 as Senior Vice President Corporate Strategy and Development upon its demerger from Pacific Telesis Group, which he joined in 1984. Mr. Sarin also currently serves on the boards of directors of Accenture plc, Cerence Inc. and The Charles Schwab Corporation. Mr. Sarin served as a Senior Advisor at Kohlberg Kravis Roberts & Co. from October 2009 to October 2014. He previously served as a director of Safeway, Inc., ending in 2015 and Blackhawk Network Holdings, Inc., ending in 2018. In 2010, Mr. Sarin was named an Honorary Knight of the British Empire for services to the communications industry.

Mr. Sarin provides to the Board of Directors a telecommunications industry and technology background, as well as leadership skills, including his global chief executive experience at Vodafone Group Plc. He also provides an international perspective as well as expertise in general management, finance, marketing and operations. In addition, Mr. Sarin has experience as a director, including service as an outside board member of companies in the information technology, banking, financial services, and retail industries.

Mr. Saunders, 49, has been a member of the Board of Directors since March 2017. Mr. Saunders has served as CEO and President of Allergan plc since July 2014. He has been a board member of Allergan plc since July 2014 and has served as its Chairman since October 2016. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. from October 2013 until July 2014 and had served as a board member of Forest Laboratories, Inc. beginning in 2011. In addition, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, from March 2010 until August 2013. From 2003 to 2010 Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for Schering-Plough’s merger with Merck & Co. and for its acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Mr. Saunders brings to the Board of Directors his extensive leadership experience, including his role as chief executive officer of two global healthcare companies, as well as his financial, strategic and operational experience. He is a natural innovator and leader with a deep understanding of business transformation.

Ms. Tomé, 62, served as Chief Financial Officer of The Home Depot, Inc. (“Home Depot”) from May 2001 through August 2019 and as its Executive Vice President — Corporate Services from January 2007 through August 2019. From April 2000 through May 2001, she served as Senior Vice President — Finance and Accounting/Treasurer of Home Depot and as its Vice President and Treasurer from 1995 through April 2000. From 1992 until 1995, Ms. Tomé was Vice President and Treasurer of Riverwood International Corporation. Ms. Tomé also currently serves on the board of directors of United Parcel Service, Inc.

Ms. Tomé brings to the Board of Directors her extensive experience in corporate finance as well as leadership experience gained throughout her career including as chief financial officer at a complex, multinational business. She also has experience with strategic business development. Her past role as Chair of the Board of the Federal Reserve Bank of Atlanta also brings valuable financial experience. Ms. Tomé also has experience serving as a public company outside director.

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.

Director Nominees	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic Diversity	Sales and Marketing	Academia	Public Company Board Experience
M. Michele Burns
Wesley G. Bush
Michael D. Capellas
Mark Garrett
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Carol B. Tomé

Cisco policy also provides that the Board will take into consideration the age of any current or prospective Board member whose age would be 72 or older when elected, re-elected or appointed to the Board and, before nominating or appointing such Board member, the Board will make an affirmative determination that it is in the best interests of Cisco and its shareholders for that individual to serve on the Board. The average tenure of the director nominees is approximately 6.9 years.

Independent Directors

Upon recommendation of the Nomination and Governance Committee, the Board of Directors has affirmatively determined that Ms. Tomé and each member of the Board of Directors other than Mr. Robbins is independent under the criteria established by Nasdaq for director independence. All members of each of Cisco’s Audit, Compensation and Management Development, and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board of Directors has determined that the members of the Audit Committee and the members of the Compensation Committee meet the additional independence criteria required for membership on those committees under applicable Nasdaq listing standards.

The Nasdaq criteria include a subjective test and various objective standards, such as that the director is not an employee of Cisco. Mr. Robbins is not deemed independent because he is a Cisco employee. The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors generally considers commercial, financial services, charitable, and other transactions and other relationships between Cisco and each director or nominee and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each independent director and nominee, the amount of all transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except as described below.

For each of the independent directors and nominees, the Board of Directors determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considered a relationship that did not exceed Nasdaq objective standards but was identified by the Nomination and Governance Committee for further consideration under the subjective test. Mr. Capellas is a member of the board of directors of Flex Ltd. Cisco has ordinary course commercial relationships with Flex Ltd., including design, manufacturing and after-market services, and payments by Cisco to Flex Ltd. exceeded 1% of the annual revenues of Flex Ltd. The Board of Directors determined that this relationship would not interfere with the exercise of independent judgment by Mr. Capellas in carrying out his responsibilities as a director.

The Role of the Board of Directors in Strategy

One of the Board’s key responsibilities is overseeing management’s formulation and execution of Cisco’s strategy. Throughout the year, our CEO, the executive leadership team, and other leaders from across the company provide detailed business and strategy updates to the Board. During these reviews, the Board engages with the executive leadership team and other business leaders regarding various topics, including business strategy and initiatives, capital allocation, portfolio updates, the competitive landscape, talent and culture, and regulatory developments. Additionally, on an annual basis, the Board reviews and approves Cisco’s financial plan.

The Role of the Board of Directors in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Cisco’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Cisco’s risk management. With the oversight of the Board of Directors, Cisco has implemented practices, processes and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Cisco’s management has implemented an enterprise risk management (“ERM”) program, managed by Cisco’s internal audit function, that is designed to work across the business to identify, assess, govern and manage risks and Cisco’s response to those risks. Cisco’s internal audit function performs an annual risk assessment which is utilized by the ERM program. The structure of the ERM program includes both an ERM operating committee that focuses on risk management-related topics, as well as, an ERM executive committee consisting of members of executive management. The ERM operating committee conducts global risk reviews and provides regular updates to the ERM executive committee.

The Audit Committee, which oversees our financial and risk management policies, including data protection (comprising both privacy and security), receives regular reports on ERM from the chair of the ERM operating committee and regular reports on cybersecurity from Cisco’s Chief Security and Trust Officer. As part of its responsibilities and duties, the Audit Committee reviews Cisco’s policies and programs for addressing data protection, including both privacy and security, including with respect to (a) Cisco’s products and services, (b) Cisco’s servers, data centers and cloud based solutions on which Cisco’s data, and data of its customers, suppliers and business partners are stored and/or processed, and (c) the cloud-based services provided by or enabled by Cisco. The Committee provides updates to the Board of Directors, at least annually, on such review.

As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Finance Committee oversees matters related to risk management policies and programs addressing currency, interest rate, equity, and insurance risk, as well as Cisco’s customer and channel partner financing activities, investment policy and certain risk management activities of Cisco’s treasury function. The Compensation Committee oversees compensation-related risk management, as discussed in the “Board of Directors — Proposal No. 1 — Election of Directors — Board Meetings and Committees — Compensation and Management Development Committee” and “Compensation Committee Matters — Compensation Discussion and Analysis” (“CD&A”) sections in this Proxy Statement.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions with Cisco’s executive management on many core subjects, including strategy, operations, information systems, finance, legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above in the “Corporate Governance — Board Leadership Structure” section facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During fiscal 2019, the Board of Directors held 5 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. Nine of Cisco’s directors who were then serving on the Board of Directors attended last year’s annual meeting.

Cisco has five standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Acquisition Committee, and the Finance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the “Committees” page, which is located in the Governance section of Cisco’s Investor Relations website at investor.cisco.com.

The members of the committees and their independence status, as of the date of this Proxy Statement, and the number of committee meetings during fiscal 2019 are identified in the following table.

Directors	Independent (1)	Audit Committee	Compensation Committee	Nomination and Governance Committee	Acquisition Committee	Finance Committee
M. Michele Burns						Chair
Wesley G. Bush
Michael D. Capellas				Chair	Chair
Mark Garrett		Chair
Dr. Kristina M. Johnson
Roderick C. McGeary			Chair
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West
Number of Committee Meetings		17	8	4	5	8

(1)	Mr. Capellas currently serves as Lead Independent Director.

Audit Committee

The Audit Committee is directly responsible for the appointment, retention and oversight of the independent accountants. The Audit Committee is also responsible for reviewing the financial information which will be provided to shareholders and others, including the quarterly and year-end financial results, reviewing the system of internal controls which management and the Board of Directors have established, reviewing Cisco’s financial and risk management policies, including data protection (comprising both privacy and security), appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm, overseeing and reviewing related party transactions, and establishing procedures for the receipt, retention, and treatment of complaints received by Cisco regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee reviews the responsibilities and activities of each of the Governance, Risk and Controls Department, and the Compliance Office. The Audit Committee also meets separately in periodic executive sessions with each of management, the head of Cisco’s internal audit function, and the independent registered public accounting firm. The Board of Directors has determined that each of Ms. Burns, Mr. Garrett and Mr. McGeary is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards.

Compensation and Management Development Committee

The Compensation Committee’s responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s executive officers are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles and shareholder interests. Toward that end, this committee reviews and approves Cisco’s compensation to executive officers. The Compensation Committee also reviews matters related to succession planning, including review and approval of CEO succession planning. Each member of this committee is an independent director under applicable Nasdaq listing standards, including the additional independence requirements specific to compensation committee membership, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s responsibilities and duties include an annual review and approval of Cisco’s compensation strategy to help ensure that it promotes shareholder interests and supports Cisco’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management. For fiscal 2019, the Compensation Committee performed these oversight responsibilities and duties by, among other things, conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. For additional information regarding the Compensation Committee’s risk management review, see the “Executive Compensation Governance Components” section of the CD&A.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee. FWC works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. FWC performs no other consulting or other services for Cisco management and, to date, has not undertaken any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the CD&A.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, for reviewing Cisco’s policies and programs concerning CSR (including ESG matters), for reviewing and assessing director independence, for making recommendations regarding the size, structure and composition of the Board and its committees, for overseeing the annual Board evaluation process, for recommending to the full Board of Directors candidates for election to the Board of Directors, and for reviewing and recommending compensation for non-employee members of the Board. Each member of this committee is an independent director under applicable Nasdaq listing standards.

In connection with reviewing and recommending compensation for non-employee directors, the Nomination and Governance Committee has retained FWC as its independent compensation consultant. The Nomination and Governance Committee makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used by the Compensation Committee for determining compensation for Cisco’s executive officers. Generally, the Nomination and Governance Committee annually reviews the market practice for non-employee director compensation for companies in Cisco’s Peer Group (as defined in the CD&A) in consultation with FWC and assesses whether Cisco’s non-employee director compensation program continues to be competitive with the market for qualified directors, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our shareholders.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The brief biographical description of each nominee and the matrix set forth in the “Board of Directors — Proposal No. 1 — Election of Directors — Business Experience and Qualifications of Nominees” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee. In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2020 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 24, 2020 and August 23, 2020 (or, if the 2020 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2020 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 25, 2020 and June 24, 2020 (or, if the 2020 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2020 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2020 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

For more detailed information on how to recommend a prospective nominee for the Nomination and Governance Committee’s consideration or to submit a nominee for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, see the “Information About the Meeting — Shareholder Proposals and Nominations for 2020 Annual Meeting of Shareholders” section.

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management. The Acquisition Committee also approves certain acquisitions and investment transactions, and makes recommendations to the Board of Directors.

Finance Committee

The Finance Committee reviews and approves Cisco’s global investment policy; oversees Cisco’s stock repurchase programs; and reviews minority investments, fixed income assets, insurance risk management policies and programs, tax programs, currency, interest rate and equity risk management policies and programs, and capital structure and capital allocation strategy. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid and equity awards granted to these directors in fiscal 2019. Non-employee directors typically do not receive forms of remuneration or benefits other than those described below, but are reimbursed for their expenses in attending meetings. Cisco’s non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors.

Director Compensation Highlights

•	Meeting fees for committee service to differentiate individual pay based on workload.

•	Emphasis on equity in the overall compensation mix.

•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.

•	A robust stock ownership guideline set at five times the annual cash retainer to support shareholder alignment.

•	Flexible deferral provisions to facilitate stock ownership.

•

Governance limit of $800,000 on the total value of cash and equity compensation that may be paid or granted to a non-employee director each fiscal year, which allows Cisco to stay within reasonable bands of what the market requires.

Fiscal 2019 Cash Compensation

Our non-employee director cash compensation program during fiscal 2019 consisted of the following:

•	Annual retainer of $80,000 for each non-employee director;

•	Additional annual retainer fee of $40,000 for serving as Lead Independent Director;

•	Additional annual retainer fee of $25,000 for serving as chair of the Audit Committee;

•	Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee;

•	Additional annual retainer fee of $15,000 for serving as chair of the Nomination and Governance Committee; and

•	Additional fee of $2,000 to each committee member for each standing committee meeting attended.

A non-employee director may instead elect to receive his or her regular annual cash retainer in fully vested shares of Cisco common stock, fully vested deferred stock units or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Dividend equivalents accrue on fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board. The annual retainers are pro-rated for non-employee directors who are appointed after an annual meeting.

Fiscal 2019 Equity Compensation

Non-employee directors receive annual grants under the Cisco Systems, Inc. 2005 Stock Incentive Plan (“2005 Stock Incentive Plan”) pursuant to an equity grant policy. The 2005 Stock Incentive Plan currently provides that grants to any non-employee director may not exceed 50,000 shares for any fiscal year.

The Board of Directors’ policy regarding initial equity grants for new non-employee directors and annual equity grants for elected non-employee directors provides for the following:

•

An initial equity grant for non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to a pro rata portion of $225,000 based on the portion of the year of the new non-employee director’s board service.

•	An annual equity grant for elected non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to $225,000.

A non-employee director may elect to receive his or her initial and annual grants in the form of fully vested deferred stock units that are settled in shares after the non-employee director leaves the board. Dividend equivalents accrue on the fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board.

Fiscal 2019 Total Director Compensation

The following table provides information as to compensation earned by the non-employee directors during fiscal 2019.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Carol A. Bartz (2)	$6,000		$—	—	$6,000
M. Michele Burns	$138,000		$224,960	—	$362,960
Wesley G. Bush	$44,738	(3)	$125,814	—	$170,552
Michael D. Capellas	$159,000	(3)	$224,960	—	$383,960
Mark Garrett	$141,000		$224,960	—	$365,960
Dr. John L. Hennessy (2)	$6,000		$—	—	$6,000
Dr. Kristina M. Johnson	$102,000		$224,960	—	$326,960
Roderick C. McGeary	$156,000		$224,960	—	$380,960
Arun Sarin	$116,000		$224,960	—	$340,960
Brenton L. Saunders	$98,000		$224,960	—	$322,960
Steven M. West	$130,000		$224,960	—	$354,960

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the shares issued pursuant to the 2005 Stock Incentive Plan.

Each non-employee director who had served as a non-employee director prior to the 2018 annual meeting and who was elected at the 2018 annual meeting received 4,744 fully vested shares on December 12, 2018. Dr. Johnson, Mr. Sarin and Mr. Saunders each elected to receive their annual equity award in the form of fully vested deferred stock units.

In connection with his appointment to the board on May 21, 2019, Mr. Bush received an initial equity award covering 2,226 fully vested shares in the form of deferred stock units. None of the non-employee directors held any unvested stock awards as of July 27, 2019.

No stock options were awarded to non-employee directors in fiscal 2019, and there were no outstanding stock options held by non-employee directors as of July 27, 2019.

(2)	Ms. Bartz and Dr. Hennessy served on the Board of Directors through December 12, 2018.

(3)

Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular annual cash retainer based on the fair market value of the shares on the date the regular annual cash retainer would otherwise have been paid. Based on the prior election, Mr. Capellas received 1,687 shares with a value of $79,998 based on the closing share price of Cisco common stock on December 12, 2018. In connection with his appointment to the Board on May 21, 2019, Mr. Bush received 791 shares with a value of $44,707 based on the closing share price of Cisco common stock on May 21, 2019.

Non-Employee Director Stock Ownership

Cisco’s corporate governance policies include stock ownership guidelines for non-employee directors. These guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period from the date of his or her appointment to attain that ownership level. To facilitate share ownership, non-employee directors may elect to receive, in lieu of all or a specified portion of their regular annual cash retainer, either fully vested shares of Cisco common stock or deferred stock units that would be settled in shares after the non-employee director leaves the board, based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a regular annual cash retainer do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.

For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to the fiscal 2019 annual cash retainer, please see the table above entitled “Director Compensation” and the accompanying footnotes.

Fiscal 2020 Director Compensation

For fiscal 2020, FWC conducted an independent review of Cisco’s non-employee director compensation program on behalf of the Nomination and Governance Committee. The Nomination and Governance Committee, having been advised by FWC, recommended modifications to compensation for non-employee directors in order to maintain the competitive positioning of overall compensation relative to the market. On June 5, 2019, the Board of Directors approved the following modifications to be effective as of the date of the 2019 Annual Meeting:

•	Each of the initial and annual equity grant for non-employee directors was increased from a fair value of $225,000 to $230,000;

•	The additional annual retainer fee for serving as Lead Independent Director was increased from $40,000 to $50,000;

•	An additional annual retainer fee of $15,000 for serving as chair of the Acquisition Committee and for serving as chair of the Finance Committee; and

•	Each non-employee director is eligible to participate in Cisco’s charitable matching gifts program to the same extent as all Cisco employees (for calendar 2019, the maximum match amount was $10,000).

There were no other significant changes to the terms of the compensation for non-employee directors, including no changes to vesting, proration and deferral.

Vote Required

Cisco’s bylaws and corporate governance policies provide for a majority voting standard in uncontested elections of directors. As such, in an election where the Board of Directors has determined that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of shareholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of Cisco shareholders is a majority of the outstanding shares of common stock. The majority voting standard would not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” and the number of votes “for” must be at least a majority of the required quorum. Proxies may not be voted for more than ten directors, and shareholders may not cumulate votes in the election of directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Should any of the nominees fail to receive the vote required to be elected in accordance with Cisco’s bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

COMPENSATION COMMITTEE MATTERS

Proposal No. 2 — Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, Cisco shareholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers, known as a “Say on Pay” vote. The shareholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Cisco’s executive compensation philosophy and practice continues to align real pay delivery with performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s business strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the CD&A, the compensation tables and the narrative discussion set forth on pages 22 to 53 for additional details on Cisco’s executive compensation program. Below are a few highlights of our pay-for-performance philosophy.

Fiscal 2019 Pay and Performance

During fiscal 2019, the increase in total direct compensation (“TDC”) for our CEO reflects his leadership in achieving our above target financial performance, as measured in our incentive plans, and our top quartile total shareholder return (“TSR”) during fiscal 2019 relative to the component companies of the S&P 500 Index, both as illustrated below:

Year over Year Increase
CEO Total Direct Compensation[1]	17%

Absolute Total Shareholder Return[2]	36%

Financial Performance[3]
Revenue Growth	5%
Operating Income Growth	9%
Operating Cash Flow Growth	16%
EPS Growth	19%

[1]	Based on the CEO’s reported earned base salary, reported earned bonus, and target value of equity awards granted in fiscal 2018 and fiscal 2019.

[2]	TSR represents stock price appreciation with dividends reinvested. The 1-Year TSR is measured based on the fiscal year period ending July 27, 2019.

[3]	Revenue and Operating Income as determined pursuant to the EIP, and EPS as determined pursuant to the PRSUs, as set forth in the CD&A below.

Long-term incentives continue to be the largest element of named executive officer compensation, consistent with market practice. For Cisco’s named executive officers, approximately 75% of long-term grant value is in performance shares earned for operating cash flow, earnings per share (“EPS”), and relative TSR performance measured over three years. Also, to demonstrate the Compensation Committee’s overriding objective of aligning real pay delivery with performance, PRSUs for fiscal 2017 — 2019 were earned at 119.3% of target as operating cash flow and EPS performance were at 104.7% of target over the three-year period, while relative TSR for the three-year period was at the 67th percentile of the companies comprising the S&P 500 Information Technology Index.

The payouts for PRSUs with a three-year performance period granted in fiscal 2017, 2016, and 2015 were as follows:

At the annual meeting, we are asking shareholders to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2019 are the CEO, the Chief Financial Officer (“CFO”), and the three most highly compensated executive officers (other than the CEO and CFO), who were serving as executive officers at the end of fiscal 2019. The named executive officers are: Charles H. Robbins, Chairman and CEO; Kelly A. Kramer, Executive Vice President and CFO; David Goeckeler, Executive Vice President and General Manager, Networking and Security Business; Maria Martinez, Executive Vice President and Chief Customer Experience Officer; and Gerri Elliott, Executive Vice President and Chief Sales and Marketing Officer.

Executive Summary

Fiscal 2019 was a year of strong financial and strategic performance. Performance and Compensation Highlights for fiscal 2019 at a glance:

Performance and Compensation Highlights

Company Performance

In fiscal 2019, we executed well in a dynamic environment, delivered tremendous innovation across our portfolio, and extended our market leadership. Our financial performance as measured in our incentive plans1 for revenue, operating income, operating cash flow, and EPS were as follows:

Revenue Growth[2]:	5%
Operating Income Growth:	9%
Operating Cash Flow Growth:	16%
EPS Growth:	19%

Our leadership team made progress on our strategic priorities to accelerate our pace of innovation, increase the value of the network, and transform our business model. We continued to transform our business model, and revenue from subscriptions was 65% of our software revenue in fiscal 2019, adjusted for the divestiture of our Service Provider Video Software Solutions (“SPVSS”) business. During the fiscal year, we completed several acquisitions, including Duo Security, a provider of multi-factor authentication solutions, and Luxtera, a silicon photonics company, and we are seeing the returns of these and other investments in our key strategic areas which drive our innovation and competitive differentiation, and position Cisco for long-term growth and shareholder value.

Shareholder Value Creation

We delivered another year of impressive returns to shareholders and have maintained our historical pattern of paying dividends and making share repurchases. We returned $26.6 billion to shareholders in fiscal 2019:

•	$20.6 billion in share repurchases

•	$6.0 billion in dividends

Absolute TSR3

1-Year 36%	3-Year 103%

Say-On-Pay Support and Response

Last year’s say-on-pay proposal was approved by approximately 82% of shareholder votes. We believe support would have been higher if not for concerns regarding the rigor of the financial goals under, and the administration of, our EIP, as well as the size and structure of new hire packages. There were no new hire packages for named executive officers in fiscal 2019 and rigorous targets were established under our EIP, where the underlying formula was enhanced by implementing an objective individual performance factor (IPF) scorecard based on the achievement of goals in the four areas of leadership, innovation/strategic planning, execution, and contribution to financial goals. In addition, we extended our recoupment policy to cover PRSUs during fiscal 2019, and we increased our stock ownership requirements for executive officers in August 2019.

Annual Executive Incentive Plan

Our revenue and operating income under the EIP resulted in a company performance factor (CPF) that increased from 1.06 in fiscal 2018 to 1.08 in fiscal 2019, reflecting above target achievement of financial performance goals. The fiscal 2019 targets for revenue and operating income exceeded fiscal 2018 performance by 4% and 2%, respectively.

Performance Criteria				Pay-for- Performance Results
	Fiscal 2019 Goals ($ billions)			Fiscal 2019 Results ($ billions)
	Threshold	Target	Maximum
Revenue	$ 46.0	$ 51.2	$ 57.3	$ 51.7
	(90% of target)		(112% of target)	(101% of target)

Operating Income	$ 13.3	$ 15.6	$ 18.8	$ 16.7
	(85% of target)		(120% of target)	(107% of target)

2017-2019 PRSU Plan

The payout under our three-year PRSU plan for fiscal 2017-2019 was 119.3% of target (versus 94.8% for fiscal 2016-2018), representing achievement of 104.7% of our cash flow and EPS goals and 134% for the goal of TSR relative to the component companies of the S&P 500 Information Technology Index over the three-year period.

Performance Criteria	Pay-for-Performance Results
Earned PRSUs = Target PRSUs x ((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))	Fiscal 2017 Grant	Cash Flow / EPS[4]	Relative TSR[5]
	Fiscal 2019	115%	134%
	Fiscal 2018	103%
	Fiscal 2017	96%
	Result	104.7%	134%
	PRSUs Earned	119.3% of Target

Fiscal 2019 CEO Pay

During fiscal 2019, the increase in Mr. Robbins’ TDC reflects his leadership in achieving our above target financial performance, as measured in our incentive plans and illustrated in this Executive Summary, and our top quartile TSR during fiscal 2019 relative to the component companies of the S&P 500 Index.

	Fiscal 2019 ($)	Fiscal 2018 ($)	Year over Year Change
Absolute TSR[3]			36%
CEO Total Direct Compensation			17%
Reported Earned Base Salary	$1,325,000	$1,231,250
Reported Earned Bonus	5,795,550	4,990,711
Target LTI Value[6]	17,306,352	14,691,830

Total[7]	$24,426,902	$20,913,791

[1]	Revenue and Operating Income as determined pursuant to the EIP. EPS as determined pursuant to the PRSUs as set forth below.

[2]	The financial goals under the EIP considered that SPVSS was divested during the second quarter of fiscal 2019. Total company revenue not including revenue from the SPVSS business increased 7%.

[3]	TSR represents cumulative stock price appreciation with dividends reinvested. The 1-Year and 3-Year TSR are measured based on the fiscal year periods ending July 27, 2019.

[4]	This is the Financial Goal Multiplier. EPS is determined pursuant to the PRSUs as set forth in the CD&A below.

[5]	This is the Relative TSR Multiplier.

[6]

Represents the target value of equity awards granted in fiscal 2018 and fiscal 2019. For a more detailed description, see “Fiscal 2019 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

[7]

This table does not include certain amounts which appear in the Summary Compensation Table, and the Target LTI Value for fiscal 2018 and fiscal 2019 is different from the amounts reported in the “Stock Awards” column of the Summary Compensation Table for such fiscal years. The amounts reported in the “Stock Awards” column are based on accounting values of PRSUs (see the “Target Values versus Accounting Values — Long-Term, Equity-Based Incentive Awards” section in the CD&A), which are greater than target values for fiscal 2018 and fiscal 2019. For fiscal 2019, the difference between accounting value and target value of the PRSUs is greater than in prior years because of our stock price appreciation.

Listening to Our Shareholders

Cisco’s Compensation Committee relies on our regular shareholder outreach and engagement activities as well as more formal channels to communicate with shareholders, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual meeting of shareholders. See the “Corporate Governance — Shareholder Engagement” section for a discussion of our fiscal 2019 shareholder outreach and engagement. See also the “Corporate Governance — Shareholder Communications with the Board of Directors” section.

The Compensation Committee is very interested in the ideas and feedback of our shareholders regarding executive compensation. In fiscal 2019, we engaged with shareholders representing approximately 31% of our outstanding shares, including 69% of our top 30 shareholders, on a variety of topics, including our executive compensation program. While we did not hear any comments suggesting specific changes to our executive compensation program, based on support for last year’s say-on-pay proposal, we made changes to our EIP as summarized in this CD&A.

In evaluating our compensation practices in fiscal 2019, the Compensation Committee was mindful of the support our shareholders expressed for Cisco’s philosophy and practice of linking compensation to operational objectives and the enhancement of shareholder value. In fiscal 2019, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance.

The Compensation Committee will continue to seek out and consider shareholder feedback in the future.

Cisco’s Fiscal 2019 Financial Performance Compared to Fiscal 2018

Our actual results and targets for fiscal 2019 exceeded our actual results for fiscal 2018 as follows:

	Fiscal 2019[1]		Fiscal 2018[1]		Results as a Percentage of Target
	Actual	Target	Actual	Target	Fiscal 2019	Fiscal 2018
Revenue[2] Under the EIP (in billions)	$51.7	$51.2	$49.2	$48.6	101%	101%
Operating Income[2] Under the EIP (in billions)	$16.7	$15.6	$15.3	$14.8	107%	104%
Operating Cash Flow for PRSUs (in billions)	$15.8	$14.7	$13.7	$14.1	108%	97%
EPS[2] for PRSUs	$3.10	$2.90	$2.60	$2.44	107%	107%

[1]	All numbers are rounded for purposes of this table.

[2]

For a description of how Cisco’s revenue and operating income are calculated, see the “Fiscal 2019 Compensation — Variable Cash Incentive Awards” section in the CD&A. For a description of how EPS is calculated, see the “Fiscal 2019 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

Executive Compensation Pay-for-Performance Philosophy

The chart below illustrates how the three-year historical compensation for our CEO and the average for our other named executive officers, as reported in the Compensation Committee Matters — Fiscal 2019 Compensation Tables — Summary Compensation Table in our annual proxy statements, compares to our absolute TSR during the same period.

[1]

CEO and average other named executive officer total compensation for the three fiscal years is measured against fiscal 2016 total compensation. TSR is measured against the stock price as of the end of fiscal 2016 and includes the reinvestment of all dividends.

Our Compensation Practices Benefit our Shareholders

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors who select and utilize an independent outside compensation consultant.
Independent Compensation Consultant	Our Compensation Committee’s independent compensation consultant, FWC, is retained directly by the Compensation Committee and provides no other services to Cisco’s management.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.
Pay for Performance

74% of target annual TDC for the CEO was performance-based and approximately 72% of target annual TDC for the other named executive officers was performance-based. See the “Compensation Components” section for a discussion of our named executive officers’ TDC.

Annual Cash Incentive

Payment is calculated based on Cisco’s achievement of rigorous pre-established revenue and operating income measures and the individual performance of our executive officers determined pursuant to an objective scorecard.

Annual Long-Term Equity Incentive

Approximately 75% or more of our named executive officers’ equity awards are PRSUs. 50% of the PRSUs may be earned based on relative TSR performance measured over a three-year period. 50% of the PRSUs may be earned based on consecutive annual goals, namely operating cash flow and EPS, over a three-year period, pre-established at the beginning of each fiscal year.

Caps on Incentive Compensation

There is a maximum limit on the amount of annual cash incentives and PRSUs that may be paid. The individual performance factor of the annual cash incentives is capped based on our financial performance.

No SERP or Pension Plan	We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.
No Employment Agreements	None of our executive officers have employment, severance or change in control agreements.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executive officers and non-employee directors.
Recoupment Policy

We have a Recoupment Policy related to our cash awards and PRSUs in the event of certain financial restatements, and our equity plans provide for the forfeiture of awards if an executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

No Change-in-Control Vesting Acceleration Provisions	We eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.
No Repricing	Our 2005 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without shareholder approval.
No Gross-Ups	We do not provide tax gross-ups in connection with any “golden parachute” excise taxes.
“No Perks” Policy	We have a “no perks” policy with limited exceptions.
No Hedging

Under our insider trading policy, all employees (including officers) and members of the Board of Directors are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts.

No Pledging	Executive officers and members of the Board of Directors are prohibited from pledging Cisco securities in margin accounts or as collateral for loans.
No Dividends or Dividend Equivalents on Unvested Equity Awards	We do not provide for payment of dividends or dividend equivalents on unvested awards.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy

Attract and Retain While Changing	Motivate Performance

Attract and retain key executives with the proper background and experience required to drive our future growth and profitability by offering a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria.

Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on Cisco’s achievement of designated financial and non-financial objectives.

Reward Actual Achievement	Align Interests

Compensate for achievement of short-term and long-term company financial and operating goals, and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.

Align the interests of our executives with our shareholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term shareholder value.

Compensation Components

The three major elements of our executive officers’ regular TDC are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2019, 74% of target annual TDC for the CEO was performance-based and approximately 72% of the target annual TDC for the other named executive officers was performance-based, reflecting Cisco’s pay-for-performance philosophy.

Fiscal 2019 Compensation

Annual Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of stable fixed compensation. Consistent with our philosophy of linking pay to performance, our executives receive a small percentage of their overall compensation in the form of base salary.

The Compensation Committee, when establishing base salaries, considers each executive officer’s individual performance, the breadth, scope, and complexity of his or her role, internal equity, and whether his or her base salary is appropriately positioned relative to similarly situated executives in our Peer Group. During fiscal 2019, none of our named executive officers received increases to their base salaries in effect as of the end of fiscal 2018.

Named Executive Officer	Fiscal 2019 Base Salary
Charles H. Robbins	$1,325,000
Kelly A. Kramer	$850,000
David Goeckeler	$825,000
Maria Martinez	$675,000
Gerri Elliott	$750,000

Variable Cash Incentive Awards

The objective of Cisco’s annual cash incentive program is to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and profitability. Performance measures and goals for determining our named executive officers’ fiscal 2019 annual incentive awards were pre-established under Cisco’s EIP. The pre-established performance goals were based on Cisco’s achievement of financial performance goals, expressed as a company performance factor (“CPF”), and an individual performance factor (“IPF”) that is initially determined based on the achievement of objective individual performance in the areas of leadership, strategic planning, execution, and contribution to financial goals with a cap based on the achievement of the financial performance goals. The Compensation Committee established such performance measures and goals based on an informed review of Cisco’s targeted financial performance for fiscal 2019 and the pay practices of the companies in our Peer Group.

How Variable Cash Incentive Awards Work

The EIP design for fiscal 2019 is the same as used for fiscal 2018. Awards under the EIP for fiscal 2019 are based on the same one-year financial performance metrics as were used in fiscal 2018, and the specific financial targets are the same as those used under the company-wide bonus plan. For fiscal 2019, the target bonus was based on a CPF of 1.0 and Cisco’s financial performance must exceed its fiscal 2019 financial plan established by the Board of Directors for the CPF to exceed 1.0.

For each named executive officer, the fiscal 2019 EIP awards were calculated by multiplying an individual’s annual base salary for fiscal 2019 by the individual’s target award percentage, and multiplying the result by a CPF and an IPF, as follows:

BONUS = BASE x TARGET x CPF x IPF

The Compensation Committee does not have the discretion to award bonuses under the EIP if the applicable performance criteria have not been met.

The fiscal 2019 cash incentive awards for each named executive officer participant were as follows:

Named Executive Officer	Base Salary	Target Award Percentage[1]	Company Performance Factor	Individual Performance Factor	EIP Payment
Charles H. Robbins	$1,325,000	225%	1.08	1.80	$5,795,550
Kelly A. Kramer	$850,000	135%	1.08	1.70	$2,106,810
David Goeckeler	$825,000	135%	1.08	1.70	$2,044,845
Maria Martinez	$675,000	135%	1.08	1.60	$1,574,640
Gerri Elliott	$750,000	135%	1.08	1.80	$1,968,300

[1]	Target award percentages for the roles of the above executive officers did not increase from fiscal 2018.

How Fiscal 2019 EIP Targets were Established and Actual Results

At the beginning of fiscal 2019, the Compensation Committee established a target EIP award for each of the named executive officer participants based on a percentage of their base salaries. The target awards were determined by the Compensation Committee after considering a number of factors, including the executive’s title and responsibility, whether the target annual incentive is competitive with similarly situated executives in the Peer Group, and our recent and projected financial performance.

•	Company Performance Factor (CPF)

The CPF for fiscal 2019 could range from 0.0 to 1.20 with target at 1.0. The formula for fiscal 2019 was constructed with upside potential so that if we exceeded our revenue and operating income targets, the CPF could be greater than 1.0.

The Compensation Committee selected revenue and operating income as the financial performance measures because these measures most directly align with Cisco’s growth strategy and generally have the best correlation with shareholder value. Operating income is weighted on a 4-to-1 basis compared to revenue in calculating the outcome under the CPF. Revenue and operating income at or below the threshold levels set forth below results in a CPF of 0.0. Revenue and operating income at or above the maximum levels set forth below results in a CPF of 1.20.

The Compensation Committee established the annual financial performance goals based on Cisco’s fiscal 2019 financial plan approved by the Board of Directors. In approving the financial plan, the Board took into account the uncertainty in the macro economic environment, potential tariff impacts, challenges in service provider spending, and continued competitive and pricing pressure. The fiscal 2019 financial plan and the corresponding financial goals set by the Compensation Committee under the EIP were challenging given the above-mentioned factors. Compared to fiscal 2018, the revenue and operating income targets for fiscal 2019 exceeded actual fiscal 2018 performance by 4% and 2%, respectively.

The revenue and operating income goals and results for fiscal 2019 as well as our fiscal 2018 performance relative to fiscal 2019 are set forth below:

	Fiscal 2019 Goals ($ billions)			Fiscal 2019 Results ($ billions)	Fiscal 2018 Results ($ billions)
	Threshold	Target	Maximum

Revenue	$ 46.0 (90% of target)	$51.2	$ 57.3 (112% of target)	$ 51.7 (101% of target)	$ 49.2
Operating Income	$ 13.3 (85% of target)	$15.6	$ 18.8 (120% of target)	$ 16.7 (107% of target)	$ 15.3

The above resulted in a total fiscal 2019 CPF of 1.08, as further illustrated in the table below, reflecting above target achievement of the financial performance goals under the EIP.

	Fiscal 2019 Financial Performance Calculations
	Funding (% of Target)	Weighting	Contribution
Revenue	103.9%	20%	0.21
Operating Income	108.9%	80%	0.87

			1.08

The revenue and operating income goals and results were calculated for purposes of the EIP in accordance with pre-established rules. Revenue was Cisco’s GAAP revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Operating income was Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions, investments, and divestitures; changes in estimates of contingent consideration related to acquisitions and investments; gains or losses on acquisitions and divestitures; amortization or impairment of acquired intangible assets including in-process research and development; all external acquisition-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions and investments; gains or losses resulting from resolving all pre-acquisition/divestiture contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure; and restructuring charges.

•	Individual Performance Factor (IPF)

For fiscal 2019, each named executive officer participant’s IPF could range from 0 to 2.0, but the actual IPFs for the executive officers could not exceed a maximum average IPF determined by reference to the CPF as set forth in the following chart:

CPF	Fiscal 2019 Maximum Average IPF[1]
≤ 0.78	1.20
1.00	1.30
1.02	1.40
1.06	1.60
1.09	1.90
1.20	2.00

[1]	To the extent the CPF falls between two discrete points, linear interpolation is used to determine the maximum average IPF.

The maximum average IPF could range from 1.20 for a CPF of 0.78 or lower to a maximum IPF of 2.0 for a CPF of 1.2. The Compensation Committee adopted the IPF limits to ensure that annual cash incentives were closely aligned with and driven by company performance. The Compensation Committee retained the right to assign different IPFs for each executive officer as long as the average of the individual IPFs did not exceed the maximum average IPF.

In determining the appropriate IPF for each individual executive officer participant, the Compensation Committee considered performance in the areas of leadership, innovation/strategic planning, execution, and contributions to Cisco’s achievement of its financial goals. Below are the fiscal 2019 goals for each named executive officer for the various categories.

Named Executive Officer	Leadership (1 to 5 Points)	Innovation / Strategic Planning (1 to 5 Points)	Execution (1 to 5 Points)	Contribution to Financial Goals (1 to 5 Points)
Charles H. Robbins

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top talent, internally and externally, critical to Cisco’s current and future needs

•  Create and maintain employee and leader loyalty resulting in retention of critical employees and leaders

•  Lead Cisco’s culture change

• Accelerate innovation and solutions that meet customer current and future needs • Accelerate delivery of cloud-based solutions • Drive multicloud message / understanding to our customers / partners

•  Oversee the execution of the most critical transitions for the company

•  Drive the necessary talent changes quickly – new sales, engineering, services & operations leadership

•  Drive value creation through M&A and R&D yield.

•  Increase market share in networking, security and collaboration

•  Achieve or exceed the approved Cisco FY19 financial plan

•  Deliver on market guidance

•  Deliver TSR increase above peers

•  Achieve Cisco gross margins in-line with or exceeding approved targets

•  Achieve Cisco operating margins in-line with or exceeding targets

Kelly A. Kramer

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top talent, internally and externally, critical to Cisco’s current and future needs

•  Create and maintain employee and leader loyalty resulting in retention of critical employees and leaders

•  Lead dialogue with shareholders providing transparency and understanding of continued business model shifts

•  Work with sales, engineering, legal to build new software/ subscription models

•  Strategically build out fully operational, buy-sell entities to enable subscription models in local currency

•  Continue to drive automation in financial reporting tools

•  Successful closure and integration of acquisitions

•  Ensure that strategic plans and financial results are aligned

•  Deliver on financial guidance

•  Provide financial clarity to employees to enable profitable portfolio tradeoffs

•  Drive effective capital usage

•  Achieve or exceed the approved Cisco FY19 financial plan

•  Deliver productivity improvements resulting in improved financial performance

•  Achieve Cisco gross margins in-line with or exceeding approved targets

•  Achieve Cisco operating margins in-line with or exceeding targets

Named Executive Officer	Leadership (1 to 5 Points)	Innovation / Strategic Planning (1 to 5 Points)	Execution (1 to 5 Points)	Contribution to Financial Goals (1 to 5 Points)
David Goeckeler

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top technical and diverse talent, internally and externally, critical to Cisco’s current and future needs

•  Create and maintain employee and leader loyalty resulting in retention of critical employees and leaders

•  Set portfolio strategy and align R&D investment to deliver profitable growth

•  Drive shift to subscription and recurring revenue where possible and appropriate across the portfolio

•  Deliver market leading product innovations across the portfolio

•  Deliver acquisition strategy and sponsorship to support portfolio growth

•  Define and establish silicon and optics portfolio to better penetrate webscale networking buyers, and secure Cisco long-term franchise positions

•  Accelerate shift to XaaS and cloud-based solutions

•  Increase product release predictability, feature velocity, and software quality across the portfolio

•  Drive adoption and execution of Cisco Secure Development Lifecycle across the portfolio

•  Run and drive productivity across Cisco’s cloud properties (Umbrella, Duo, Intersight, SD-WAN, etc.)

•  Execute acquisition strategy and integration

•  Drive improvement in market share position

•  Achieve or exceed the approved Cisco FY19 financial plan

•  Deliver productivity improvements resulting in improved financial performance

•  Achieve Cisco gross margins in-line with or exceeding approved targets

•  Achieve Cisco and Functional simple contribution margins in-line with or exceeding targets

Maria Martinez

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top talent, internally and externally, critical to Cisco’s current and future needs

•  Create and maintain employee and leader loyalty resulting in retention of critical employees and leaders

•  Introduce and fine-tune a new Customer Experience business model

•  Change external partner relationship to be more balanced and position Cisco to generate greater revenue from our partners

•  Align the Customer Experience strategy, structure and Go-To-Market with Sales and Development

•  Continue leadership transformation within Customer Experience

•  Continue increasing organizational expertise that matches recurring revenue strategy, customer orientation and moving away from solely hardware

•  Drive Services renewal rates

•  Achieve or exceed the approved Cisco FY19 financial plan

•  Deliver productivity improvements resulting in improved financial performance

•  Achieve Cisco and CX gross margins in-line with or exceeding approved targets

•  Achieve Cisco and CX simple contribution margins in-line with or exceeding targets

Gerri Elliott

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top talent, internally and externally, critical to Cisco’s current and future needs

•  Create and maintain employee and leader loyalty resulting in retention of critical employees and leaders

•  Pivot to customer success and lifecycle value for products, services and solutions

•  Create modern, innovative Go-To-Market motions across the segments and industries that drive agility, flexibility, demand and operating leverage

•  Continue to evolve sales / partner compensation incentives to align with business transformation

•  Increase market share in networking, security and collaboration

•  Growth in Annual Contract Value

•  Recognize as Best in Class customer satisfaction

•  Increase in Net Promoter Scores

•  Establish brand and reputation tracker baseline scores

•  Achieve or exceed the approved Cisco FY19 financial plan

•  Deliver productivity improvements resulting in improved financial performance

•  Achieve Cisco gross margins in-line with or exceeding approved targets

•  Achieve Cisco and Sales simple contribution margins in-line with or exceeding targets

At the end of fiscal 2019, the CEO assessed each named executive officer’s performance for each category, other than his own, and recommended to the Compensation Committee the number of points per category. The Compensation Committee determined the number of points for the CEO and each other named executive officer after considering the CEO’s recommendations. The total number of points for all categories was then used to determine each named executive officer’s IPF based on the below objective IPF Scorecard.

IPF Scorecard
Total Score	IPF Range
	Low	Midpoint	High
20-17	1.45	1.70	2.00
16-13	1.10	1.30	1.50
12-9	0.85	1.00	1.15
8-5	0.00	0.75	0.85
4-1	—	—	—

Based on the Total Score, the Compensation Committee determined each named executive officer’s IPF within the above IPF range. When assigning the IPF, the Compensation Committee also considered each named executive officer’s contribution to Cisco’s strong financial performance, the named executive officer’s performance relative to peers, the named executive officer’s total target cash and total direct compensation relative to the market, and the expectation that Cisco’s named executive officers operate as a high-performing and cohesive team.

After considering the factors listed above, the Compensation Committee assigned IPFs based on each named executive officer’s performance. The chart below sets forth each named executive officer participant’s actual IPF. Because the fiscal 2019 CPF was 1.08, the maximum average IPF was capped at 1.80. The average of all executive officer IPFs did not exceed this maximum average IPF. The chart is followed by a list of each named executive officer’s key performance achievements during fiscal 2019.

Named Executive Officer	Fiscal 2019 Individual Performance Factor
Charles H. Robbins	1.80
Kelly A. Kramer	1.70
David Goeckeler	1.70
Maria Martinez	1.60
Gerri Elliott	1.80

Named Executive Officer	Key Performance Achievements
Charles H. Robbins

•  Under Mr. Robbins’ leadership, Cisco saw record revenue in fiscal 2019 with the company’s revenues exceeding $50 billion for the first time.

•  Mr. Robbins has created a high-performing leadership team, building upon his demand for increased innovation, a deep focus on cross-functional partnership, diversity, and exceptional results. As a result, he continues to improve Cisco’s internal and external brand, resulting in a high-performing company with a culture that focuses on the impact we make across the business, with our customers and teams, and in our communities. Employee confidence in the company is exceptionally strong, as reflected in our survey responses.

•  Mr. Robbins’ leadership and focus on evolving customer needs and customer choice drives Cisco’s innovation in hardware, software and silicon, as well as new consumption models. AI, automation and security are at the forefront of Cisco’s portfolio.

•  As an industry expert, Mr. Robbins continues to build upon our market leadership by expanding our brand and influence with customers, partners, governments, other industry leaders, and the media, as well as Cisco employees. His Glassdoor CEO approval rating was up in fiscal 2019.

•  Mr. Robbins’ leadership resulted in Cisco’s top quartile TSR relative to the S&P 500 and its fiscal 2019 significant financial performance growth.

Named Executive Officer	Key Performance Achievements
Kelly A. Kramer

•  Ms. Kramer, as a key member of the Executive Leadership Team and Cisco’s CFO, partnered with each of the business and functional executive leaders to build new software/subscription models and to create a framework to enable significant revenue growth.

•  Ms. Kramer consistently and clearly articulates Cisco’s business model shifts, company strategy, and performance to shareholders with the intent of continued transparency and driving healthy understanding of our current and future expectations, challenges, and opportunities.

•  The successful closure and integration of five acquisitions during fiscal 2019 led to product and financial goals being on target for the year and strong employee retention.

•  Ms. Kramer’s leadership contributed to Cisco’s top quartile TSR relative to the S&P 500 and its fiscal 2019 significant financial performance growth, which includes a 5% year-over-year increase in revenue, a 19% year-over-year increase in EPS to $3.10, and a 16% year-over-year increase in operating cash flow, each as measured pursuant to our incentive plans.

David Goeckeler

•  Mr. Goeckeler led the incubation and execution of a portfolio of talent investments aimed at attracting, retaining, and developing the best, full-spectrum, technical talent. This includes early-in-career promotion velocity and career championing, next generation executive development, raising the caliber and consciousness of all people leaders through learning laboratories and coaching, plus technical skill offerings (e.g., AI/ML, Kubernetes, Secure Development) through boot camp and learning pathway experiences.

•  Mr. Goeckeler’s team led the integration of AI, automation, security, and assurance across our networking portfolio, including products for Enterprise, Data Center, and Service Provider markets. Mr. Goeckeler’s team delivered new innovation across the portfolio, including 400G capabilities, cloud security, software-defined networking controllers, new enterprise switching and wireless platforms, and silicon and optics advancements.

•  Mr. Goeckeler’s articulation of how Cisco capitalizes on the IT cloud transformation and its connection to Cisco’s overarching strategy for our customers and partners can be seen in the significant increase in recurring and subscription revenue and our strong financial results.

•  Mr. Goeckeler’s team contributed heavily to our above target financial performance and top quartile TSR.

Maria Martinez

•  Ms. Martinez built the Customer Experience executive team to transform and implement the go-to-market strategy with Global Sales and Marketing to drive a new lifecycle approach and recurring revenue growth based on changing customer needs.

•  Ms. Martinez is driving significant change in Cisco’s customer experience, focusing on the customer’s entire lifecycle with continuous activity stretching from initial research, discovery, delivery, and deployment, to ongoing after-sales support and training. To achieve this, Ms. Martinez implemented operational, organizational, and business model changes.

•  The increase in Cisco’s Ease of Doing Business metric gathered from Cisco’s customers was attributable to Ms. Martinez’ significant focus on Cisco’s customers.

•  Ms. Martinez’ team contributed heavily to our above target financial performance and top quartile TSR.

Named Executive Officer	Key Performance Achievements
Gerri Elliott

•  Ms. Elliott has created a high-performing Global Sales and Marketing leadership team, emphasizing consistency, growth and simplicity, which delivered exceptional results.

•  Ms. Elliott has been instrumental in evolving our go-to-market model to respond to changing customer demands as well as to shifts in our portfolio to more software and subscription models. She has also implemented significant shifts in our Marketing organization to maximize our digital investments and to create a world-class experience for our customers and partners.

•  Survey results from our Global Customer Advisory Board were overwhelmingly positive toward Ms. Elliott and her leadership.

•  Ms. Elliott has been a role model of Cisco’s culture of people-first and cross-functional collaboration across businesses.

•  Ms. Elliott’s team contributed heavily to our above target financial performance and top quartile TSR.

Long-Term, Equity-Based Incentive Awards

The objective of Cisco’s equity-based incentive awards program is to align the interests of executive officers with shareholders, and to provide executive officers with a long-term incentive to manage Cisco from the perspective of an owner. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term shareholder returns. Time-based RSUs support retention and align the interests of our executive officers with those of our shareholders since they promote shareholder value creation and a culture of ownership.

The Compensation Committee determines the size of an executive officer’s equity awards according to each executive officer’s position within Cisco, and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

Fiscal 2019 Awards

In September 2018, the Compensation Committee approved fiscal 2019 equity awards for each named executive officer to be comprised of approximately 75% PRSUs and 25% time-based RSUs (based on grant date target value) as set forth in the table below.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time- Based RSUs	Grant Value of Time-Based RSUs	Total Target Value of Fiscal 2019 Annual Equity Awards[1]
Charles H. Robbins	276,454	414,681	$12,877,241	99,940	$4,429,111	$17,306,352
Kelly A. Kramer	157,974	236,961	$7,358,437	57,109	$2,530,940	$9,889,377
David Goeckeler	157,974	236,961	$7,358,437	57,109	$2,530,940	$9,889,377
Maria Martinez	126,379	189,568	$5,886,745	45,687	$2,024,743	$7,911,488
Gerri Elliott	126,379	189,568	$5,886,745	45,687	$2,024,743	$7,911,488

[1]	See the “Fiscal 2019 Compensation — Target Values versus Accounting Values” section in the CD&A for information about how this value is calculated.

How PRSUs Work

The fiscal 2019 PRSUs maintained the same metrics and design as those granted in fiscal 2017 and 2018, other than the July 2018 portion of Mr. Goeckeler’s fiscal 2018 grant. The formula to determine the number of earned PRSUs is set forth below:

Earned PRSUs = Target PRSUs x

((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))

•	Average Financial Goal Multiplier

The Average Financial Goal Multiplier is based on the average of Cisco’s operating cash flow and EPS over a three-year period as measured against annual performance goals that are set by the Compensation Committee at the beginning of each fiscal year. For example, in the case of the fiscal 2019 PRSU grants, at the beginning of each of fiscal 2019, 2020, and 2021, the Compensation Committee will approve certain operating cash flow and EPS goals for the applicable fiscal year. Following the completion of each fiscal year, the Compensation Committee will certify the financial goal multiplier that was earned for such year and following the completion of the 2021 fiscal year, the Compensation Committee will determine the Average Financial Goal Multiplier for the three-year period.

Operating cash flow can range from a threshold of 85% of target to a maximum of 123% of target, while EPS can range from a threshold of 85% of target to a maximum of 124% of target. EPS is weighted on a 2-to-1 basis compared to operating cash flow in calculating the outcome under the Financial Goal Multiplier. Operating cash flow and EPS at or below the threshold levels set forth below results in a Financial Goal Multiplier of 0%. Operating cash flow and EPS at or above the maximum levels set forth below results in a Financial Goal Multiplier of 150%.

•	2019 Financial Results

The operating cash flow and EPS goals for fiscal 2019 as well as our fiscal 2018 performance relative to fiscal 2019 are set forth below:

	Fiscal 2019 Goals			Fiscal 2019 Results	Fiscal 2018 Results
	Threshold	Target	Maximum
Operating Cash Flow	$ 12.5 billion (85% of target)	$ 14.7 billion	$ 18.0 billion (123% of target)	$ 15.8 billion (108% of target)	$ 13.7 billion

EPS	$ 2.47 (85% of target)	$ 2.90	$ 3.60 (124% of target)	$ 3.10 (107% of target)	$ 2.60

The above resulted in a Financial Goal Multiplier for fiscal 2019 of 115% as further illustrated in the table below, reflecting achievement above target levels. This multiplier will be included as part of the three-year average for the relevant PRSUs (i.e., the Year 3 Financial Goal Multiplier for the fiscal 2017 PRSUs, the Year 2 Financial Goal Multiplier for the fiscal 2018 PRSUs, and the Year 1 Financial Goal Multiplier for the fiscal 2019 PRSUs).

	Fiscal 2019 Financial Performance Calculations
	Funding (% of Target)	Weighting	Contribution
Operating Cash Flow	117.3%	33.3%	0.39
EPS	114.4%	66.7%	0.76

			1.15

For the fiscal 2019 PRSUs, operating cash flow is Cisco’s GAAP operating cash flow. EPS was calculated from Cisco’s GAAP diluted EPS excluding all of the items excluded from the calculation of operating income for purposes of the EIP as well as gains and losses on equity investments, while taking into account the related income tax effects and the effects of certain tax matters. The effect of planned share repurchases is included in the EPS calculation. The design of the PRSUs balances the effect, and limits any extraordinary impact, of EPS because it is averaged over a three-year period and is only one of three metrics.

•	Relative TSR Multiplier

Following the completion of the three-year performance period, the Relative TSR Multiplier is determined and certified by the Compensation Committee by comparing Cisco’s TSR at the end of the three-year performance period to the TSR of a pre-established group of comparator companies. In the case of the fiscal 2019 PRSU grants, the performance metric for the remaining 50% of the PRSUs is Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal years 2019 through 2021.

The Relative TSR Multiplier is calculated as follows:

Relative TSR	Relative TSR Multiplier[1]
75th Percentile or Above	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

[1]	To the extent Cisco’s relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.

•	Determining Earned PRSU Values for Fiscal 2019 PRSUs

At the end of the three-year performance period and in connection with the settlement of the shares, the Compensation Committee will certify results and 50% of the Relative TSR Multiplier will be added to 50% of the Average Financial Goal Multiplier (the average of the Financial Goal Multipliers for fiscal 2019, 2020, and 2021) to determine the shares awarded to each named executive officer. As fiscal 2019 was the first year of the applicable performance period for fiscal 2019 PRSUs, no shares were earned. However, the one-year TSR for fiscal 2019 was at the 90th percentile of the S&P 500 Index which would have resulted in a TSR Multiplier of 150% had the three-year performance period been a one-year performance period.

Earned Fiscal 2017 Awards (Fiscal 2017 — 2019)

The table below summarizes the applicable Financial Goal Multipliers, Average Financial Goal Multiplier and Relative TSR Multiplier for the PRSUs granted during fiscal 2017 and the percentage of PRSUs earned:

[1]	Earned PRSUs = Target PRSUs x (50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier).

Based on the multipliers as set forth in the table above, the fiscal 2017 PRSUs (for which the three-year performance cycle has been completed) were earned as follows reflecting our commitment to pay for performance:

Named Executive Officer	Target PRSUs	Fiscal 2017 PRSUs Earned[1]
Charles H. Robbins	347,000	414,085
Kelly A. Kramer	192,800	230,073
David Goeckeler	48,400	57,757

[1]

The fiscal 2017 earned PRSUs remain subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 20, 2019.

The payouts for PRSUs with a three-year performance period granted in fiscal 2017, 2016, and 2015 were as follows:

Other Awards (TSR Only)

David Goeckeler Award. On May 28, 2015, in connection with the CEO transition, Mr. Goeckeler was granted PRSUs that are earned based on Cisco’s TSR relative to the companies comprising the S&P 500 Information Technology Index with the performance period divided over three separate measurement periods with (i) one-third covering the two-year period from the beginning of fiscal 2016 to the end of fiscal 2017; (ii) one-third covering the three-year period from the beginning of fiscal 2016 to the end of fiscal 2018; and (iii) one-third covering the three-year period from the beginning of fiscal 2017 to the end of fiscal 2019. The number of PRSUs that are earned based on each measurement period is determined by multiplying 1/3 of the target PRSUs by a Relative TSR Multiplier that was calculated in the same manner as the Relative TSR Multiplier for our other PRSUs, but with reference to the unique time periods. The portion of Mr. Goeckeler’s respective PRSU grant that was subject to the third measurement period was earned as follows based on relative TSR at the 67th percentile for the period from the beginning of fiscal 2017 to the end of fiscal 2019:

Named Executive Officer	Total Target PRSUs	Target PRSUs for Third Measurement Period	36-Month TSR Multiplier	PRSUs Earned[1]
David Goeckeler	37,500	12,500	134%	16,750

[1]

The earned PRSUs remained subject to Mr. Goeckeler’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settled on September 11, 2019.

Target Values versus Accounting Values

Because the fiscal 2019 PRSUs include annual Financial Goal Multipliers and a three-year Relative TSR Multiplier, the values reported in the Summary Compensation Table are different than the target values set forth in the tables above. Because 50% of the value of the fiscal 2019 PRSUs are based on the Relative TSR Multiplier, FASB ASC Topic 718 requires that the value of the fiscal 2019 PRSUs reported in the Compensation Committee Matters — Fiscal 2019 Compensation Tables — Summary Compensation Table include the full value of the TSR component based on the probable outcome of the Relative TSR Multiplier. However, because the remaining 50% of the value of the fiscal 2019 PRSUs is based on separate measurements of our financial performance for each year in the three-year performance period, FASB ASC Topic 718 requires that the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, for the fiscal 2019 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metric goals for fiscal 2020 or fiscal 2021. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2020 and fiscal 2021, respectively, when the financial metrics are established. However, the Summary Compensation Table for fiscal 2019 does include a portion of the value of the fiscal 2017 PRSUs and the fiscal 2018 PRSUs based on the annual operational performance metrics set for those awards during fiscal 2019. The table below illustrates the difference between target values and accounting values for our CEO over the last three fiscal years and a larger difference in fiscal 2019 because of our stock price appreciation.

	Target Value	Accounting Value
Fiscal 2019	$17,306,352	$18,576,568
Fiscal 2018	$14,691,830	$14,940,771
Fiscal 2017	$13,511,474	$12,873,491

Vesting of RSUs and PRSUs

25% of the time-based RSUs will generally vest subject to a one-year cliff and quarterly vesting thereafter. Subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until the settlement date, any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness, or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.

Retirement

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement assistance requirements and covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the applicable three-year performance period.

Cisco believes that the retirement vesting feature of all PRSUs is appropriate and motivating because it provides protection to long-tenured named executive officers in light of the three-year PRSU performance period and is a prevalent practice among the companies within the Peer Group that grant similar equity awards with multi-year performance periods. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

See the “Compensation Committee Matters — Fiscal 2019 Compensation Tables — Grants of Plan-Based Awards — Fiscal 2019” table for additional information regarding these equity grants to the named executive officers and the “Potential Payments upon Termination or Change in Control” section for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

Cisco does not provide for any single-trigger golden parachute arrangements or golden parachute excise tax gross-up arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions.

Perquisites

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with Cisco. Consequently, under Cisco’s “no perks” policy, Cisco’s executive officers generally will not be entitled to receive any special benefits, except as provided below:

•

Health Benefits — Executive officers may choose to have an annual executive health screening and other benefits at Cisco’s expense. Executive health physicals and related benefits assist both the executive officer and Cisco by ensuring health risks are minimized.

•

Aircraft Policy — Our CEO and our other executive officers may occasionally use our corporate aircraft for personal use, subject to availability, provided they reimburse Cisco for the incremental cost of the flight. Because the leased corporate aircraft is used primarily for business travel, Cisco requires reimbursement for the incremental cost of the flight (these costs do not include fixed costs that do not change based on usage). The reimbursable incremental cost for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone usage, trip-related hangar rent and parking costs, plane repositioning costs (deadhead flights), occupied variable fees, and other miscellaneous expenses. Cisco does not seek reimbursement of fixed costs such as monthly management fees, lease payments, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are generally incurred for business purposes. In addition, occasionally, guests of named executive officers are permitted to ride along on Cisco’s leased corporate aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost. On such occasions, the named executive officer will be subject to imputed income at the applicable Standard Industrial Fare Level (SIFL) rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income.

•

Personal Security — Consistent with prevalent practices among large, multinational companies, and based on an independent third-party security study, Cisco provides security personnel for the CEO and his family members for business travel and certain non-business travel. The Compensation Committee must pre-approve security for the CEO and his family members on non-business trips when the aggregate cost for such trips per fiscal year will equal or exceed $25,000. The Chair of the Compensation Committee must pre-approve any security recommended by Cisco Security or a third-party security vendor for families traveling with executive officers other than the CEO on business trips and for such executive officers and, if applicable, their families on non-business trips. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. The incremental cost of security expenses for Cisco security personnel is their meals, lodging, and travel, but generally not their compensation because Cisco already incurs that cost for business purposes. The incremental cost of third-party security vendors is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. Cisco does not consider the provision of such security to be a perquisite since the need for security arises from the nature of the executive officer’s employment by Cisco, the provision of such security is provided to mitigate risks to Cisco’s business, and the provision of such security is excludable from income under Internal Revenue Service (IRS) rules. Pursuant to SEC guidance, we have reported the aggregate incremental costs in the “All Other Compensation” column of the Summary Compensation Table.

•

Relocation Benefits — Executive officers who are relocating within the United States may be entitled to the benefits determined with reference to Cisco’s domestic relocation policy for Senior Vice Presidents and above, as amended from time to time. In addition, executive officers who are relocating to another country may be entitled to the benefits determined with reference to Cisco’s international assignment and relocation policy for Senior Vice Presidents and above, as amended from time to time. These relocation benefits are market competitive benefits and enable an orderly transition for Senior Vice Presidents relocating within the United States or to another country.

•

Required Business Trips Where Spouses/Partners are Expected to Attend — Cisco will pay for or reimburse spousal/partner travel and personal expenses only in connection with business-related events where Cisco executive officers are required to attend and where the presence of spouses/partners is expected; provided however, for each named executive officer, the aggregate amount of spousal/partner travel and personal expenses paid for by Cisco in a fiscal year must be less than $10,000. If a named executive officer’s spousal/partner travel and personal expenses are in excess of such limit, the named executive officer will be responsible for such excess amounts and will reimburse Cisco.

•

Gross-Ups — Cisco does not provide for tax gross-ups in connection with any of the foregoing items except in the case of tax equalization and tax adjustments under Cisco’s international assignment and relocation policy and Cisco’s domestic relocation policy.

Deferred Compensation Plan

The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits under the Cisco Systems, Inc. 401(k) Plan (the “401(k) Plan”). Cisco does not sponsor a supplemental executive retirement plan or a defined benefit pension plan. Cisco matches deferrals at the same percentage as made under the 401(k) Plan. Those matching contributions are described in footnote 2 to the “Compensation Committee Matters — Fiscal 2019 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2019” table below.

Fiscal 2020 Compensation Approach

•

Base Salaries — Based on the recommendation of FWC regarding competitive pay, Mr. Robbins’ base salary increased from $1,325,000 to $1,390,000, effective July 28, 2019. Based on the performance of Ms. Martinez and Ms. Elliott in their first full year with Cisco, their base salaries increased from $675,000 to $700,000 and from $750,000 to $825,000, respectively, effective July 28, 2019.

•

Variable Cash Incentive Awards — Cisco re-designed the EIP for the named executive officers to move from a formula with equal CPF and IPF multipliers to a more prevalent additive formula in which 80% of the bonus is leveraged and based on the risk and reward of Cisco’s financial performance while only 20% is based a participant’s individual performance. Considering this new design, the individual target awards were increased to competitive levels from 225% to 260% of base salary for Mr. Robbins, and from 135% to 160% of base salary for the other named executive officers.

•

Long-Term, Equity-Based Incentive Awards — On September 18, 2019, the Compensation Committee granted the following equity awards to the named executive officers below (75% PRSU/25% RSUs) and the PRSUs were granted using a three-year performance period and the same performance metrics (but not goals) that were used in fiscal 2019.

Named Executive Officer	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units
Charles H. Robbins	353,743	107,718
Kelly A. Kramer	181,407	55,240
David Goeckeler	181,407	55,240
Maria Martinez	145,126	44,192
Gerri Elliott	181,407	55,240

Executive Compensation Governance Components

Our Culture of Ownership

As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further this goal, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco’s executive officers.

Until August 2019, these minimum ownership requirements called for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s annual base salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s annual base salary. The CEO and each other executive officer had five years from the date of their respective appointment to attain their minimum ownership level. In August 2019, the minimum ownership requirements were increased to six times for the CEO and four times for the other executive officers. The CEO and each other executive officer were provided an additional year to meet the increased minimum ownership requirements.

Position	Required Share Ownership (Multiple of Base Salary)
CEO	6x
Executive Officers	4x

As of October 11, 2019, all of our executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe.

Recoupment (or “clawback”) Policy

Cisco has a long-standing recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP, and in June 2019, this policy was extended to include PRSUs. In the event of a restatement of incorrect financial results, this policy enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:

•	the incremental portion of EIP awards paid to executive officers in excess of the EIP awards that would have been paid based on the restated financial results; and

•

the incremental shares of Cisco’s common stock settled for any PRSUs in excess of the shares of Cisco’s common stock that would have been settled for such PRSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.

Cisco’s long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco or is terminated for misconduct. We are monitoring the proposed SEC rules on recoupment and plan to modify our recoupment policy in accordance with any applicable final SEC or other rules.

Compensation Risk Management

The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco.

As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and engaged FWC during fiscal 2019 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program.

FWC advised that Cisco’s executive compensation program:

•	maintains an appropriate pay philosophy,

•	uses an appropriate, objectively selected peer group to support decision-making,

•	reflects best-in-class design and governance practices in key areas,

•	supports business objectives,

•	mitigates compensation-related risk through a balanced structure and related policies such as stock ownership guidelines, pledging prohibitions, etc., and

•	reviews actual pay delivery from performance-based incentives to confirm the rigor of goal setting and the alignment with performance.

The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees at all levels are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. The plans are monitored to ensure that internal controls are in place to mitigate risk. Management also retains discretion to reduce incentive amounts in appropriate circumstances.

Compensation Process

The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the Human Resources Department. The Compensation Committee engaged FWC to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from FWC, identified criteria to select a list of companies that comprise Cisco’s peer group.

Peer Group and Benchmarking

The Compensation Committee approved a peer group in March 2018, which was used to establish compensation targets and guide decisions prior to March 2019. FWC subsequently prepared a peer group study, and an updated peer group was approved and used beginning March 2019. We refer to the initial and updated peer group below as the “Peer Group” in this Proxy Statement. The Compensation Committee may also decide to use data accumulated by management regarding compensation practices of companies where Cisco regularly competes for talent as an additional point of reference.

How the Peer Group was Selected

The members of the Peer Group are generally based on the following objective criteria, recommended by FWC:

•	Major information technology companies with related Global Industry Classification Standard (GICS) codes 4510, 4520, 4530, and 5020;

•	A three-year rolling average market capitalization greater than $30 billion (based on the trailing 12-quarter average); and

•	Revenues greater than $10 billion (based on the trailing four quarter averages).

Peer Group Members

Accenture	Facebook	Microsoft
ADP	Hewlett-Packard Enterprise	Oracle
Alphabet	HP Inc.	Qualcomm
Apple	IBM	Texas Instruments
Broadcom	Intel	Visa
Dell[1]

[1]	Dell was added because it fits the objective criteria and recently became a public reporting company.

How We Use the Peer Group

The positions of Cisco’s named executive officers were compared to their counterpart positions in the Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:

•	base salaries;

•	variable cash incentive awards; and

•	the amount and mix of long-term, equity-based incentive awards.

The Compensation Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee
Makes Decisions and Policies

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the Human Resources Department. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. FWC has worked directly with and on behalf of the

Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and will undertake no projects for management except at the request of the Compensation Committee chair, and in the capacity of the Compensation Committee’s agent where such projects are in direct support of the Compensation Committee’s charter. The Compensation Committee assessed the independence of FWC during fiscal 2019 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. The Tax Cuts and Jobs Act repealed the exemption for performance-based compensation under Code Section 162(m) for tax years commencing after December 31, 2017. However, certain compensation is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based” as defined in Code Section 162(m) and subject to a written binding contract under applicable law in effect as of November 2, 2017 that is not later modified in any material respect.

In reviewing and establishing CEO compensation, the Compensation Committee also considers our CEO pay ratio. Cisco has always been committed to paying its people fairly and equitably, and we have strived to develop and execute robust policies to evaluate pay levels throughout the organization. We are a founding signer of the White House Equal Pay Pledge and the Parity.org pledge, and we are leading the charge to make fair pay a reality for all employees through the Employers for Pay Equity Consortium.

The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2019 fiscal year.

Submitted by the Compensation and Management Development Committee

Roderick C. McGeary, Chairperson

Kristina M. Johnson

Arun Sarin

Brenton L. Saunders

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2019 were: Roderick C. McGeary (Chairperson) and Brenton L. Saunders for all of fiscal 2019; Dr. Kristina M. Johnson and Arun Sarin beginning in December 2018; and Carol A. Bartz and M. Michele Burns until December 2018. No member of this committee was at any time during fiscal 2019 or at any other time an officer or employee of Cisco, and no member of this committee had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2019.

Fiscal 2019 Compensation Tables

The following table, footnotes and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards and option awards columns reflect accounting values. For the actual amounts of compensation related to long-term equity incentives, see the “Option Exercises and Stock Vested — Fiscal 2019” table below. Cisco’s named executive officers for fiscal 2019 include Cisco’s CEO, CFO, and the three most highly compensated executive officers (other than CEO and CFO) who were serving as executive officers at the end of fiscal 2019.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year (1)	Salary ($)	Bonus ($)		Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Charles H. Robbins	2019	$1,325,000	—		$18,576,568	$5,795,550	$132,715	$25,829,833
Chairman and Chief	2018	$1,231,250	—		$14,940,771	$4,990,711	$121,732	$21,284,464
Executive Officer	2017	$1,187,308	—		$12,873,491	$2,532,352	$160,613	$16,753,764

Kelly A. Kramer	2019	$850,000	—		$10,610,100	$2,106,810	$67,500	$13,634,410
Executive Vice President and	2018	$763,750	—		$8,751,410	$1,857,206	$91,005	$11,463,371
Chief Financial Officer	2017	$735,000	—		$7,084,573	$940,653	$43,995	$8,804,221

David Goeckeler	2019	$825,000	—		$9,374,159	$2,044,845	$84,969	$12,328,973
Executive Vice President and General Manager, Networking and Security Business	2018	$748,077	—		$8,458,949	$1,823,312	$53,816	$11,084,154

Maria Martinez	2019	$675,000	$6,500,000	(5)	$6,161,149	$1,574,640	$70,631	$14,981,420
Executive Vice President and	2018	$194,712	$6,500,000	(5)	$12,003,070	$400,569	$246,554	$19,344,905
Chief Customer Experience Officer

Gerri Elliott	2019	$750,000	$4,000,000	(6)	$6,161,149	$1,968,300	$58,002	$12,937,451
Executive Vice President and Chief Sales and Marketing Officer	2018	$187,500	$6,000,000	(6)	$10,001,614	$385,941	$273,369	$16,848,424

(1)

Mr. Goeckeler was promoted to Executive Vice President and General Manager, Networking and Security Business as of July 31, 2017, Ms. Martinez was appointed to Executive Vice President and Chief Customer Experience Officer as of April 16, 2018, and Ms. Elliott was appointed to Executive Vice President and Chief Sales and Marketing Officer as of April 30, 2018. None of them were named executive officers in fiscal 2017.

(2)

The amounts in the “Stock Awards” column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See below for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based awards, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends.

The PRSUs awarded in fiscal 2019, 2018 and 2017 are generally based on the three-year performance cycle of (i) fiscal 2019 through fiscal 2021, (ii) fiscal 2018 through fiscal 2020, and (iii) fiscal 2017 through fiscal 2019, respectively. The performance metrics for 50% of the PRSUs are based on operating goal performance, and the performance metric for the remaining 50% of the PRSUs is Cisco’s relative TSR, except that the performance metric for the PRSUs awarded to Mr. Goeckeler in July 2018, Ms. Martinez in April 2018, and Ms. Elliott in April 2018, respectively, was based 100% on Cisco’s relative TSR. The metrics used to determine the number of PRSUs earned relative to operating goal performance are operating cash flow and EPS based on annual goals, pre-established at the beginning of each applicable fiscal year, which was intended to comply with the exemption for performance-based compensation under Code Section 162(m); provided that, as described above, only the grandfathered portion will continue to qualify for such exemption due to the repeal of the exemption and the corresponding transition rule. These operating goal performance metrics are reviewed at the end of each fiscal year and any PRSUs are earned based on the average performance over the three applicable fiscal years, subject to the Compensation Committee’s approval. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set. The performance periods for the PRSUs earned based on Cisco’s relative TSR are described in the “Compensation Committee Matters — Fiscal 2019 Compensation Tables — Grants of Plan-Based Awards — Fiscal 2019” table. See the “Fiscal 2019 Compensation” section in the CD&A for a more complete description of the PRSUs.

The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2019, 2018 and 2017.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Market-Related Component Grant Date Fair Value ($) (b)
Charles H. Robbins	2019	$7,013,562	$10,520,343	$7,133,895
	2018	$5,424,368	$8,136,552	$5,810,340
	2017	$4,223,574	$6,335,361	$5,265,725
Kelly A. Kramer	2019	$4,002,641	$6,003,961	$4,076,519
	2018	$3,182,404	$4,773,606	$3,400,185
	2017	$2,278,409	$3,417,613	$2,925,740
David Goeckeler	2019	$2,766,700	$4,150,050	$4,076,519
	2018	$1,289,969	$1,934,955	$4,691,704
Maria Martinez	2019	$875,170	$1,312,755	$3,261,236
	2018	$—	$—	$6,000,132
Gerri Elliott	2019	$875,170	$1,312,755	$3,261,236
	2018	$—	$—	$5,000,303

(a)

Because the performance-related component for PRSUs that contain operating goals is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved as follows:

(i)

the amounts for fiscal 2019 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2019, 2018 and 2017 based upon the probable or target outcome of the fiscal 2019 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2019 operating goal performance-related component as of the date the goals were set;

(ii)

the amounts for fiscal 2018 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2018, 2017 and 2016 based upon the probable or target outcome of the fiscal 2018 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2018 operating goal performance-related component as of the date the goals were set; and

(ii)

the amounts for fiscal 2017 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2017, 2016 and 2015 based upon the probable or target outcome of the fiscal 2017 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2017 operating goal performance-related component as of the date the goals were set.

For additional description of the actual amounts earned for the fiscal 2017 PRSUs, see the “Fiscal 2019 Compensation — Long-Term, Equity-Based Incentive Awards — Earned Fiscal 2017 Awards (Fiscal 2017 — 2019)” section in the CD&A above.

(b)

Represents the grant date fair value for the market-related TSR component, which is not subject to probable or maximum outcome assumptions. The metric used to determine the number of PRSUs earned with respect to the TSR component is Cisco’s TSR compared to the S&P 500 Information Technology Index for the fiscal 2017 grants, and the S&P 500 Index for the fiscal 2018 and 2019 grants, in each case, over a three fiscal year period. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards reported for fiscal 2019, 2018 and 2017.

		Assumptions (Operating Goal)			Assumptions (TSR Goal)
PRSU Award	Fair Value ($)	Range of Risk Free Interest Rate (%)	Dividend Yield (%)	Fair Value ($)	Cisco Volatility (%)	Risk Free Interest Rate (%)	Dividend Yield (%)
Fiscal 2019

9/18/2018 PRSUs	41.55	2.31 - 2.99	2.91	51.61	20.82	2.86	2.78

Year 2 of 9/20/2017 PRSUs	42.77	2.31 - 2.92	2.91	N/A	N/A	N/A	N/A

Year 3 of 9/21/2016 PRSUs	44.04	2.31 - 2.67	2.91	N/A	N/A	N/A	N/A

Fiscal 2018

7/25/2018 PRSUs	N/A	N/A	N/A	42.31	20.61	2.73	3.06

4/30/2018 PRSUs	N/A	N/A	N/A	43.87	19.74	2.51	2.98

4/16/2018 PRSUs	N/A	N/A	N/A	42.80	20.49	2.41	3.05

9/20/2017 PRSUs	28.91	0.98 - 1.60	3.56	32.46	20.60	1.58	3.56

Year 2 of 9/21/2016 PRSUs	30.03	0.98 - 1.45	3.56	N/A	N/A	N/A	N/A

Year 3 of 9/9/2015 PRSUs	31.45	0.98 - 1.32	3.56	N/A	N/A	N/A	N/A

Fiscal 2017

9/21/2016 PRSUs	28.02	0.12 - 0.92	3.32	30.35	20.82	0.90	3.32

Year 2 of 9/9/2015 PRSUs	29.29	0.12 - 0.79	3.32	N/A	N/A	N/A	N/A

Year 3 of 9/10/2014 PRSUs	30.32	0.12 - 0.61	3.32	N/A	N/A	N/A	N/A

(3)

The amounts listed in the “Non-Equity Incentive Plan Compensation” column for fiscal 2019, 2018 and 2017 reflect the cash awards paid under the EIP for performance in the applicable fiscal year. See the “Fiscal 2019 Compensation” section in the CD&A for a more complete description of how the variable cash incentive awards were determined for fiscal 2019.

(4)

The amounts listed in the “All Other Compensation” column for fiscal 2019 include actual and estimated matching contributions by Cisco under the Deferred Compensation Plan, matching contributions that Cisco made under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

Name	Matching Contributions under Deferred Compensation Plan ($) (a)	Matching Contributions under 401(k) Plan ($)	Other ($) (b)		Total ($)
Charles H. Robbins	$78,374	$12,600	$41,741	(c)	$132,715
Kelly A. Kramer	$54,900	$12,600	$—		$67,500
David Goeckeler	$72,369	$12,600	$—		$84,969
Maria Martinez	$—	$9,005	$61,626	(d)	$70,631
Gerri Elliott	$—	$14,861	$43,141	(e)	$58,002

(a)

This includes matching contributions related to fiscal 2019 salary and non-equity incentive plan compensation deferred during calendar year 2018 as well as fiscal 2019 salary and non-equity incentive plan compensation deferred during calendar year 2019 that is expected to be credited at the end of calendar year 2019. See the “Compensation Committee Matters — Fiscal 2019 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2019” section for more information.

(b)

In fiscal 2019, occasionally, guests of the named executive officers were permitted to ride along on Cisco’s leased corporate aircraft when the aircraft was already going to a specific destination for a business purpose, provided there was no more than a de minimis incremental cost. In fiscal 2019, the named executive officers were also permitted to use the aircraft occasionally for non-business travel, subject to availability and reimbursing Cisco for the incremental cost of the flight. On such occasions, the named executive officer will be subject to imputed income at the applicable SIFL rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income. See the “Fiscal 2019 Compensation — Perquisites” section in the CD&A for the method Cisco used in determining the reimbursable incremental cost for personal use.

(c)

The amount listed in the All Other Compensation column for fiscal 2019 for Mr. Robbins includes security expenses relating to non-business travel and spousal travel while accompanying Mr. Robbins on a business trip. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. Cisco does not consider these security expenses to be personal benefits since these expenses arise from the nature of Mr. Robbins’ employment by Cisco. However, the disclosure regulations require certain security expenses to be reported as personal benefits. The amount reported for such security expenses is the incremental cost to Cisco of providing security personnel employed by Cisco and third-party security vendors. For Cisco security personnel, the incremental cost includes meals, lodging and travel. Compensation is not included because Cisco already incurs that cost for business purposes. For third-party security vendors, the incremental cost is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost, which was $29,289 during fiscal 2019. The amount listed for Mr. Robbins also includes reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(d)

Ms. Martinez relocated within the United States in April 2018. The amount listed in the “All Other Compensation” column for Ms. Martinez for fiscal 2019 includes $28,552 for housing assistance pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above, and $31,799 for tax restoration benefits pursuant to Cisco’s policy for relocation and domestic partner health benefits. The amount listed for Ms. Martinez also includes reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(e)

Ms. Elliott relocated within the United States in April 2018. The amount listed in the “All Other Compensation” column for Ms. Elliott for fiscal 2019 includes housing assistance pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above, and $18,780 for related tax restoration benefits. The amount listed for Ms. Elliott also includes executive health benefits and reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(5)

As part of her new hire compensation package and as consideration for the compensation she forfeited when she left Salesforce, the Compensation Committee approved the payment to Ms. Martinez of a $13 million new hire cash bonus payment with $6.5 million paid in June 2018 and the balance paid in May 2019.

(6)

As part of her new hire compensation package, the Compensation Committee approved the payment to Ms. Elliott of a $10 million new hire cash bonus payment with $6 million paid in May 2018 and the balance paid in May 2019.

The following table provides information on cash-based performance awards and stock unit awards in fiscal 2019 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Awards will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the Summary Compensation Table.

Grants of Plan-Based Awards — Fiscal 2019

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)
Charles H. Robbins	(3)	—	$2,981,250	$7,155,000
	9/18/18(4)				—	276,454	414,681		$9,048,316
	9/18/18(5)							99,940	$4,429,111
Kelly A. Kramer	(3)	—	$1,147,500	$2,754,000
	9/18/18(4)				—	157,974	236,961		$5,170,492
	9/18/18(5)							57,109	$2,530,940
David Goeckeler	(3)	—	$1,113,750	$2,673,000
	9/18/18(4)				—	157,974	236,961		$5,170,492
	9/18/18(5)							57,109	$2,530,940
Maria Martinez	(3)	—	$911,250	$2,187,000
	9/18/18(4)				—	126,379	189,568		$4,136,406
	9/18/18(5)							45,687	$2,024,743
Gerri Elliott	(3)	—	$1,012,500	$2,430,000
	9/18/18(4)				—	126,379	189,568		$4,136,406
	9/18/18(5)							45,687	$2,024,743

(1)

Each of the awards will vest in full (at target levels for PRSUs) in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. In addition, pursuant to a Compensation Committee policy which can be revoked or changed at any time, if the holder of an award dies or becomes terminally ill, his or her award will generally vest in an amount equal to the greater of 100% of the unvested shares subject to the award (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to the award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

(2)

Excludes the grant date fair value for the operating goal performance-related component of the fiscal 2018 and fiscal 2017 awards based on the probable or target outcome of the fiscal 2019 operating goal performance-related component because these PRSUs were not awarded in fiscal 2019. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2019 related to the PRSUs awarded in fiscal 2018 and 2017 in aggregate are as follows: $5,099,141 for Mr. Robbins; $2,908,668 for Ms. Kramer; and $1,672,727 for Mr. Goeckeler.

(3)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2019. The EIP did not contain any threshold value for fiscal 2019. For more information about these payments, see the CD&A.

•	For Mr. Robbins, the target and maximum values are calculated by multiplying 225% (target) and 540% (maximum), respectively, by his annual base salary in effect during fiscal 2019.

•

For Ms. Kramer, Mr. Goeckeler, Ms. Martinez, and Ms. Elliott, the target and maximum values are calculated by multiplying 135% (target) and 324% (maximum), respectively, by his or her annual base salary during fiscal 2019.

(4)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the fiscal 2019 performance period, as further described in the CD&A. In September 2018, each named executive officer was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on operating cash flow, EPS and relative TSR over the three fiscal year performance cycle starting with fiscal 2019, with a maximum award equal to 150% of the target grant. There was no threshold number for these PRSUs for fiscal 2019. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 2 to the Summary Compensation Table above.

(5)

Granted under the 2005 Stock Incentive Plan and vests 25% on November 10, 2019, and 6.25% quarterly thereafter. Each award is settled in shares on each vesting date, except for the award to Ms. Elliott for which she elected to defer settlement of 25% of the award until her separation from service with Cisco in accordance with Code Section 409A.

The following table shows the number of Cisco unvested restricted stock units held by Cisco’s named executive officers as of July  27, 2019.

Outstanding Equity Awards At 2019 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Charles H. Robbins	31,550(3)	$1,783,522
	59,300(7)	$3,352,229
	414,085(8)	$23,408,225
	77,750(11)	$4,395,208
	99,940(19)	$5,649,608
			537,000	(12)	$30,356,610
			414,681	(20)	$23,441,917
Kelly A. Kramer	19,425(3)	$1,098,095
	32,950(7)	$1,862,664
	230,073(8)	$13,006,027
	45,500(11)	$2,572,115
	57,109(19)	$3,228,372
			314,250	(12)	$17,764,553
			236,961	(20)	$13,395,405
David Goeckeler	12,501(1)	$706,682
	16,750(2)	$946,878
	7,500(3)	$423,975
	13,334(4)	$753,771
	37,500(5)	$2,119,875
	50,000(6)	$2,826,500
	24,200(7)	$1,368,026
	57,757(8)	$3,265,003
	40,500(9)	$2,289,465
	46,875(10)	$2,649,844
	40,125(11)	$2,268,266
	14,000(17)	$791,420
	57,109(19)	$3,228,372
			277,200	(12)	$15,670,116
			60,000	(18)	$3,391,800
			236,961	(20)	$13,395,405
Maria Martinez	111,263(13)	$6,289,697
	45,687(19)	$2,582,686
			210,285	(14)	$11,887,411
			189,568	(20)	$10,716,279
Gerri Elliott	59,050(15)	$3,338,097
	45,687(19)	$2,582,686
			170,970	(16)	$9,664,934
			189,568	(20)	$10,716,279

*

The market values of the RSUs that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the fiscal 2019 year-end closing price of Cisco common stock of $56.53.

Vesting Schedule for Unvested Restricted Stock Units

Note	Grant	Incremental Vesting Date
(1)	5/28/15	One-third on 9/11/17; one-third annually for next 2 years
(2)	5/28/15

Represents shares earned and settled on 9/11/2019 under PRSUs based on Cisco’s relative TSR performance over the period from the beginning of fiscal 2017 to the end of fiscal 2019 and the executive officer’s employment through the settlement date. These shares were earned following certification of the TSR performance goals by the Compensation Committee and the service requirement being satisfied. Each PRSU was subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(3)	9/9/15	25% on 9/11/16; 25% annually for next 3 years
(4)	1/27/16	One-third on 2/19/18; one-third annually for next 2 years
(5)	6/1/16	25% on 6/11/17; 25% annually for next 3 years
(6)	7/27/16	25% on 9/11/17; 25% annually for next 3 years
(7)	9/21/16	25% on 11/20/17; 25% annually for next 3 years
(8)	9/21/16

Represents shares earned under fiscal 2017 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2017, fiscal 2018 and fiscal 2019. These shares were earned following certification of the operating and TSR performance goals under the fiscal 2017 PRSUs by the Compensation Committee. The earned fiscal 2017 PRSUs remain subject to the executive officer’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 20, 2019.

(9)	1/25/17	25% on 2/19/18; 25% annually for next 3 years
(10)	7/26/17	25% on 9/11/18; 25% annually for next 3 years
(11)	9/20/17	25% on 11/10/18; 6.25% quarterly thereafter
(12)	9/20/17

PRSUs that are earned and settled on 11/10/20 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2018, fiscal 2019 and fiscal 2020; (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2018, fiscal 2019 and fiscal 2020; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s operating performance and relative TSR performance for the first two years of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(13)	4/16/18	25% on 6/10/19; 6.25% quarterly thereafter
(14)	4/16/18

PRSUs that are earned and settled on 11/10/20 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s relative TSR performance for the first year of the two-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(15)	4/30/18	50% on 6/10/19; 50% on 6/10/20
(16)	4/30/18

PRSUs that are earned and settled on 11/10/20 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s relative TSR performance for the first year of the two-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(17)	7/25/18	25% on 8/10/19; 6.25% quarterly thereafter
(18)	7/25/18

PRSUs that are earned and settled on 11/10/21 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2019, fiscal 2020 and fiscal 2021; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s relative TSR performance for the first year of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(19)	9/18/18	25% on 11/10/19; 6.25% quarterly thereafter
(20)	9/18/18

PRSUs that are earned and settled on 11/10/21 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2019, fiscal 2020 and fiscal 2021; (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s operating performance and relative TSR performance for the first year of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2019 through vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such vesting, as calculated based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date. No stock options were exercised by the named executive officers during fiscal 2019, and there were no outstanding stock options held by the named executive officers as of July 27, 2019.

Option Exercises and Stock Vested — Fiscal 2019

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Robbins	501,199	$23,549,025
Kelly A. Kramer	303,039	$14,218,838
David Goeckeler	227,208	$11,174,374
Maria Martinez	37,087	$2,092,448
Gerri Elliott	59,050	$3,331,601

(1)

Includes 76,300 shares subject to fully vested deferred stock units for Mr. Robbins. As elected by the named executive officer, these shares will be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. For the values realized on vesting of the deferred stock units, see the “Nonqualified Deferred Compensation — Fiscal 2019” table below.

The following table shows the contributions and earnings during fiscal 2019, and account balance as of July 27, 2019, for named executive officers under the Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.

Nonqualified Deferred Compensation — Fiscal 2019

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Charles R. Robbins	Deferred Compensation Plan	$357,590	$78,374	$26,530	—	$761,244
	2005 Stock Incentive Plan	$3,487,576	$—	$1,239,577	—	$5,989,354
Kelly A. Kramer	Deferred Compensation Plan	$96,142	$54,900	$11,240	—	$460,647
David Goeckeler	Deferred Compensation Plan	$131,197	$72,369	$53,113	—	$2,516,357
Maria Martinez	Deferred Compensation Plan	$—	$—	$—	—	$—
Gerri Elliott	Deferred Compensation Plan	$—	$—	$—	—	$—

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2019 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable. The executive contribution amount under the 2005 Stock Incentive Plan represents the value of fully vested deferred stock units based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date and is included in the “Value Realized on Vesting” column of the Option Exercises and Stock Vested — Fiscal 2019 table.

(2)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2019 will be, and the matching contribution rate for calendar year 2018 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($280,000 for 2019 and $275,000 for 2018), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2019 and 2018 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2018 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2018 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2019 matching contributions related to deferrals of fiscal 2019 salary and non-equity incentive plan compensation during calendar year 2019 that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2019.

(3)	None of the amounts in this column is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2019 or a prior fiscal year: Mr. Robbins, $733,548; Ms. Kramer, $435,017; and Mr. Goeckeler, $296,954. The aggregate grant date fair value of the fully vested deferred stock units under the 2005 Stock Incentive Plan included in this column that has been reported in the Summary Compensation Table as compensation for fiscal 2019 or a prior fiscal year for Mr. Robbins was $3,081,869. The deferred equity amounts included in the table above are valued using the fiscal 2019 year-end closing share price of Cisco common stock of $56.53.

The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which the 401(k) Plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Core Total U.S. Bond Market ETF Trust; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2020 Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.

In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2019 and 2018, there are matching contributions on deferrals over the IRS limitation on compensation that may be taken into account under the 401(k) Plan ($280,000 for 2019 and $275,000 for 2018). Generally, the matching contribution rate for calendar year 2019 will be, and the matching contribution rate for calendar year 2018 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2019 and 2018 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.

Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying RSUs may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. Commencing with the fiscal 2016 annual equity grants, vested and deferred time-based RSUs shall be credited with dividend equivalents.

Potential Payments upon Termination or Change in Control

Acceleration of Equity Awards

As described above in the CD&A, each outstanding award to all employees under the 2005 Stock Incentive Plan that is subject to vesting provisions, and each PRSU awarded from time to time, will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. The Plan Administrator may also provide that each outstanding award will vest in full and, if applicable, become immediately exercisable in the event Cisco is acquired by merger or asset sale, or there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. However, we eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.

The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount (at target levels for PRSUs) equal to the greater of (a) 100% of the unvested shares subject to the awards up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

The table below sets forth the values that the continuing named executive officers would derive in the event of (a) a hostile change in control of Cisco, (b) a change in control in which the awards are not assumed or replaced by the acquiror, (c) the death or terminal illness of the named executive officer, or (d) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2019. For RSUs and PRSUs, the value is based upon the fiscal 2019 year-end closing share price of Cisco common stock of $56.53.

Potential Payments — Accelerated Equity Awards

	Change in Control
Name	Hostile ($) (1)	Awards are not Assumed or Replaced by Acquiror ($) (1)	Death or Terminal Illness ($) (2)	Retirement ($) (3)
Charles H. Robbins	$1,783,522	$70,662,161	$26,952,204	$—
Kelly A. Kramer	$1,098,095	$40,433,535	$15,167,847	$—
David Goeckeler	$4,710,928	$44,507,087	$14,036,399	$17,233,227
Maria Martinez	$—	$23,941,529	$10,000,000	$—
Gerri Elliott	$—	$19,508,277	$10,000,000	$—

(1)	Represents the value of accelerated RSUs and PRSUs.

(2)

Represents the greater of (i) the value of full acceleration of unvested RSUs and PRSUs, up to the limit of $10 million, assuming those awards were to be accelerated under the Death and Terminal Illness Policy or (ii) up to one year of vesting of unvested stock awards from the date of death or determination of terminal illness. These values have not been, and may never be, realized.

(3)

Represents the value of PRSUs assuming shares were earned based on actual performance for the portion of the performance period that has been completed and target performance for the remainder. These values have not been, and may never be, realized. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As determined in accordance with SEC rules, the fiscal 2019 annual total compensation was $25,829,833 for our CEO as reported in the Summary Compensation Table and $142,593 for our median employee, and the ratio of these amounts is 181 to 1. The Compensation Committee considers our CEO pay ratio in reviewing and establishing CEO compensation.

As permitted by SEC rules, to identify our median employee, we elected to use the target annual total cash compensation of each employee as of the end of fiscal 2019. For these purposes, target annual total cash compensation included annual base salary or hourly wages, target cash incentives, target commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year.

We selected the median employee from among our global population of employees as of the end of fiscal 2019. As permitted by SEC rules, we excluded 921 employees, representing approximately 1% of our global population of employees, who joined Cisco during fiscal 2019 as part of our acquisitions of Duo Security, Ensoft Limited, July Systems, Luxtera, and Singularity Networks when making this determination. Except for the employees excluded on the basis of these acquisitions completed in fiscal 2019, we did not exclude any other employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

Ownership of Securities

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 27, 2019 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s CEO, CFO and the three most highly compensated executive officers (other than CEO and CFO) named in the “Summary Compensation Table” section, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 27, 2019 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 27, 2019, including, but not limited to, upon the exercise of options or the vesting of RSUs. References to RSUs in the footnotes of the table below include only RSUs outstanding as of July 27, 2019 that would vest or could settle on or within 60 days after July 27, 2019. PRSUs which vested and settled on September 11, 2019 upon satisfaction and certification of performance goals have been excluded because the vesting thereof was subject to material conditions other than the passage of time as of July 27, 2019. These PRSUs are referenced in the footnotes. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,249,560,942 shares of common stock outstanding on July 27, 2019 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 27, 2019.

Name	Number of Shares Beneficially Owned	Percent Owned
The Vanguard Group (1)	357,500,410	8.4
BlackRock, Inc. (2)	323,233,397	7.6
M. Michele Burns (3)	74,046	*
Wesley G. Bush (4)	13,034	*
Michael D. Capellas	141,010	*
Gerri Elliott	30,940	*
Mark Garrett (5)	8,950	*
David Goeckeler (6)	123,992	*
Dr. Kristina M. Johnson (7)	42,834	*
Kelly A. Kramer (8)	218,113	*
Maria Martinez (9)	29,631	*
Roderick C. McGeary (10)	102,898	*
Charles H. Robbins (11)	89,660	*
Arun Sarin (12)	64,005	*
Brenton L. Saunders (13)	16,319	*
Carol B. Tomé	435	*
Steven M. West (14)	41,308	*
All executive officers, directors and nominees as a group (17 Persons) (15)	1,106,571	*

*	Less than one percent.

(1)

Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group and certain related entities. The Vanguard Group reported that it has sole voting power with respect to 5,299,462 shares of common stock, sole dispositive power with respect to 351,181,220 shares of common stock, shared voting power with respect to 1,134,551 shares of common stock, and shared dispositive power with respect to 6,319,190 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc. and certain related entities. BlackRock, Inc. reported that it has sole voting power with respect to 277,980,537 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	Includes 6,904 shares subject to fully vested deferred stock units.

(4)	Represents 10,000 shares held by a trust and 3,034 shares subject to fully vested deferred stock units.

(5)	Includes 899 shares held by family limited partnerships.

(6)	Includes 68,138 shares subject to RSUs. Excludes 16,750 shares subject to PRSUs which vested on September 11, 2019 upon satisfaction and certification of performance goals.

(7)	Includes 27,339 shares subject to fully vested deferred stock units.

(8)	Includes 23,975 shares subject to RSUs.

(9)	Includes 1,276 shares held by a trust and 9,272 shares subject to RSUs.

(10)	Includes 49,460 shares subject to fully vested deferred stock units.

(11)	Includes 31,550 shares subject to RSUs.

(12)	Represents 64,005 shares subject to fully vested deferred stock units.

(13)	Includes 15,879 shares subject to fully vested deferred stock units.

(14)	Includes 35,645 shares held by the West-Karam Family Trust and 400 shares held by Mr. West’s spouse.

(15)

Includes 166,621 shares subject to fully vested deferred stock units and 188,213 shares subject to RSUs. Excludes 50,250 shares subject to PRSUs which vested on September 11, 2019 upon satisfaction and certification of performance goals.

Equity Compensation Plan Information

The following table provides information as of July 27, 2019 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan and the Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	100,767,849	(2)	—	379,732,617	(3)
Equity compensation plans not approved by security holders	—	(4)	—	—

Total	100,767,849	(5)	—	379,732,617	(6)

(1)	Excludes purchase rights accruing as of July 27, 2019 under the Purchase Plan.

(2)	Includes 92,100,520 shares subject to outstanding RSUs and 8,667,329 shares issuable under outstanding PRSUs based on an assumed target performance, unless performance is otherwise known.

(3)

Includes shares available for future issuance under the Purchase Plan. As of July 27, 2019, as reported in Cisco’s 2019 Annual Report on Form 10-K, an aggregate of 159,487,083 shares of common stock were available for future issuance under the Purchase Plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or RSUs that would be settled in shares after the non-employee director left the Board of Directors) in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid.

(4)

Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 27, 2019, a total of 2,360,463 shares of common stock were issuable upon exercise of outstanding options and 2,650,625 shares were issuable upon the vesting of RSUs under those other assumed arrangements. The weighted average exercise price of those outstanding options is $6.94 per share. No additional awards may be granted under those assumed arrangements.

(5)

As of July 27, 2019, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2019 Annual Report on Form 10-K were 2,360,463 shares, which were all under the assumed arrangements described in footnote 4 above.

(6)

As of July 27, 2019, 220,245,534 shares and 159,487,083 shares were available for future issuance under the 2005 Stock Incentive Plan and the Purchase Plan, respectively, as reported in Cisco’s 2019 Annual Report on Form 10-K.

AUDIT COMMITTEE MATTERS

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

The Audit Committee is directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent registered public accounting firm retained to audit Cisco’s consolidated financial statements. The Audit Committee has appointed PwC as Cisco’s independent registered public accounting firm for fiscal 2020 and is responsible for pre-approving all audit and permissible non-audit services to be provided by PwC. PwC has audited Cisco’s consolidated financial statements annually since fiscal 1988. In order to assure continuing auditor independence, the Audit Committee considers non-audit fees and services when assessing auditor independence and periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chairman and other members of the Audit Committee are directly involved in the selection of PwC’s new lead engagement partner, including the most recent selection of PwC’s lead engagement partner for the period of service beginning with fiscal 2019. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as Cisco’s independent registered public accounting firm is in the best interests of Cisco and its shareholders. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 27, 2019 and July 28, 2018:

Fee Category	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit Fees	$25,040,000	$23,305,000
Audit-Related Fees	1,980,000	11,135,000
Tax Fees	3,730,000	4,375,000
All Other Fees	50,000	50,000

Total Fees	$30,800,000	$38,865,000

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation (including for fiscal 2018 audits of stand-alone financial statements for the SPVSS business required in connection with its pending divestiture), and consultations concerning financial accounting and reporting standards.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $3,650,000 and $4,180,000 in fiscal 2019 and fiscal 2018, respectively. The compliance fees for fiscal 2018 include amounts relating to the Tax Cuts and Jobs Act. All other tax fees were $80,000 and $195,000 in fiscal 2019 and 2018, respectively.

All Other Fees

Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, fees for software licenses, and the translation of filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2019 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2019 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Mark Garrett, Chairperson

M. Michele Burns

Roderick C. McGeary

Steven M. West

Form 10-K

Cisco will mail without charge, upon written request, a copy of Cisco’s Annual Report on Form 10-K for the fiscal year ended July 27, 2019, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations. The Annual Report on Form 10-K is also available at investor.cisco.com.

Certain Relationships and Transactions with Related Persons

Cisco’s Board of Directors has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is determined by the Compensation Committee;

•	compensation to non-employee directors that is reported in Cisco’s proxy statement;

•	transactions with another company at which:

•	the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;

•

the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or

•

the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);

•

charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;

•	transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	transactions where the rates or charges involved are determined by competitive bids;

•	transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	ordinary course business travel and expenses, advances and reimbursements; and

•

payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s articles of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board of Directors, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s COBC or other Cisco policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction. There are no related person transactions to report.

SHAREHOLDER PROPOSAL

Proposal No. 4 — Shareholder Proposal

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, New York 11021, a beneficial owner of no less than 500 shares of Cisco common stock, has notified us that he intends to present the following proposal at the meeting:

Proposal 4 — Independent Board Chairman

Shareholders request our Board of Directors to adopt a policy to require that the Chairman of the Board be an independent member of the Board whenever possible. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman.

Caterpillar was an example of a company changing course and naming an independent board chairman. Caterpillar had even opposed a shareholder proposal for an independent board chairman at its annual meeting shortly before changing course. Wells Fargo also changed course and named an independent board chairman.

An independent board chairman can better focus on improving the performance of our directors. Improvement is needed since Carol Bartz, Michele Burns, Charles Robbins and Steven West each received more than 190 million against votes at our 2018 annual meeting. This compares poorly with 3 Cisco directors who received less than 9 million against votes each.

This proposal topic received 35%-support at the 2018 Cisco annual meeting — up form 27%-suport previously. Adoption of this proposal will cost our company virtually nothing — yet can lead to improved director performance.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman — Proposal 4

Cisco’s Statement in Opposition to Proposal No. 4

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

The Board of Directors believes that it should maintain flexibility to set Cisco’s Chairman and board leadership structure as it deems appropriate from time to time. Effective corporate governance is not merely a “one size fits all” approach, and we believe it is not in the best interest of our shareholders to place arbitrary constraints on the Board of Directors’ ability to determine a leadership structure that will work best given the complex dynamics of the Board of Directors, senior management and other factors at any particular time.

In particular, as corporate governance experts have recognized, a strong, empowered and independent Lead Independent Director role, such as Cisco has, fulfills the goals espoused by those who want to arbitrarily require an independent Chairman. In our view, the decision of who should serve in the role of Chairman, and whether the role should be filled by an independent or a non-independent director, at any given time should be the responsibility of the Board of Directors, rather than be dictated by a rigid rule that assumes that the same leadership structure would work best at all times. Departing from Cisco’s current policy of permitting a non-independent director to serve as Chairman would limit the Board’s ability to select the director it believes is best suited to serve as Chairman based on the circumstances at the time.

The Board of Directors believes that it is currently in the best interest of Cisco and its shareholders for Mr. Robbins to serve as both CEO and Chairman, and that the role of Chairman and CEO, together with the role of the Lead Independent Director and Cisco’s other strong corporate governance policies and practices, provides an appropriate balance in Cisco’s leadership. As discussed under “Corporate Governance — Board Leadership Structure” above, in designating Mr. Robbins as Chairman, the Board of Directors considered Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and the Board of Directors believes that Mr. Robbins’ ability to speak as Chairman and CEO provides strong unified leadership for Cisco. The Board believes that the flexibility to make such a determination with respect to a future CEO, just as in the case of Mr. Robbins, is justified by the features of Cisco’s corporate governance structure:

•

Robust Lead Independent Director role. The role given to the Lead Independent Director helps ensure a strong independent and active Board of Directors. Our Lead Independent Director is elected by and from the independent board members, and each term of service in the Lead Independent Director position is one year. As further described in our corporate governance policies and under “Corporate Governance — Board Leadership Structure” above, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

¡	the authority to call meetings of the independent directors;

¡	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors;

¡	serving as principal liaison between the independent directors and the Chairman and CEO;

¡

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information);

¡	being available, as appropriate, for consultation and direct communication with major shareholders;

¡	presiding over the annual performance evaluation of the Board of Directors, including the performance evaluation of each Board committee and individual Board members; and

¡	facilitating the Board of Directors’ performance evaluation of the CEO in conjunction with the Compensation Committee.

•	Strongly independent Board. At least 90% of the members of our Board of Directors are independent.

•

Fully-independent key committees. All members of the key board committees — the Audit Committee, the Compensation and Management Development Committee, and the Nomination and Governance Committee — are independent.

•

Established corporate governance guidelines. Cisco maintains strong corporate governance policies and practices. Key information regarding Cisco’s corporate governance initiatives can be found on our website, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, as well as the robust duties of our Lead Independent Director position, empower our independent directors to effectively oversee Cisco’s management and provide an effective and appropriately balanced board governance structure. We believe that the interests of our shareholders will best be served by maintaining the Board of Directors’ flexibility in the selection process of the Chairman position and the board leadership structure from time to time.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 4.

INFORMATION ABOUT THE MEETING

General Information

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 8:00 a.m. Pacific Time on Tuesday, December 10, 2019, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting.

The annual meeting will be held for the following purposes:

•	To elect ten members of Cisco’s Board of Directors (Proposal No. 1);

•	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 2);

•	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020 (Proposal No. 3);

•	To vote upon one proposal submitted by a shareholder, if properly presented at the annual meeting (Proposal No. 4); and

•	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

Cisco’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 2);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020 (Proposal No. 3); and

•	AGAINST the proposal submitted by a shareholder (Proposal No. 4).

Voting Rights

Only shareholders of record of Cisco common stock on October 11, 2019, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 4,243,829,939 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, except for Proposal No. 3, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. Shareholders may not cumulate votes in the election of directors. The other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

You are entitled to attend the annual meeting if you were a shareholder of record or a beneficial owner of our common stock as of October 11, 2019, the record date, or you hold a valid legal proxy for the annual meeting. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank, brokerage firm or other holder of record (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your record holder, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Registration will begin at 7:00 a.m. Pacific Time on the date of the annual meeting. If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the annual meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the annual meeting.

Voting via the Internet, by Telephone or by Mail

Holders of shares of Cisco common stock whose shares are registered in their own name with Cisco’s transfer agent, Computershare Investor Services (“Computershare”), are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a shareholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as follows:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 2);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2020 (Proposal No. 3);

•	AGAINST the proposal submitted by a shareholder (Proposal No. 4); and

•	in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Cisco shareholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described in the “Internet Availability of Proxy Materials” section below), the Notice of Internet Availability of Proxy Materials

provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described in the “Admission to Meeting” section above.

Proxy Solicitation and Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. In addition, Cisco has retained D.F. King & Co., Inc. to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm an estimated fee of $25,000 plus additional fees for telephone solicitation of proxies, if needed, and its customary out-of-pocket expenses, for proxy solicitation services. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Cisco by telephone or in person, or by email or through the Internet. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 227-2726.

Shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

Shareholder Proposals and Nominations for 2020 Annual Meeting of Shareholders

Requirements for Shareholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials. Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2020 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 24, 2020. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2020 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 24, 2020 and August 23, 2020. However, in the event that the annual meeting is called for a date that is not within thirty calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

Requirements to Submit Candidates for Nomination to be Elected at the Annual Meeting. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2020 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 24, 2020 and August 23, 2020 (or, if the 2020 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2020 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Requirements to Submit Candidates for Nomination and Inclusion in Cisco’s Proxy Materials. Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 25, 2020 and June 24, 2020 (or, if the 2020 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2020 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2020 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

In addition, the proxy solicited by the Board of Directors for the 2020 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to August 23, 2020 and (ii) any proposal made in accordance with the bylaw provisions, if the 2020 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Evan Sloves

Secretary

Dated: October 18, 2019

Directions to Building 9 on Ciscos San Jose Campus Cisco Systems, Inc. Building 9 260 East Tasman Drive San Jose, CA 95134 Getting to Building 9 on Ciscos San Jose Campus from San JoseHighway 880 Go north on Highway 880 toward Oakland and take the Montague Expressway exit. Keep left at the fork; follow signs for Montague Expressway West and merge onto Montague Expressway. Turn right on Zanker Road. Just before reaching Tasman Drive, turn right into the driveway of Ciscos campus. Building 9 is the second building on the left. Continue straight and follow the signs for Event Parking PS1 to enter the parking structure located next to Building 9. Getting to Building 9 on Ciscos San Jose Campus from San Francisco Highway 101 Go south on Highway 101 toward San Jose and take the CA-237 East exit toward Alviso/Milpitas. Take the Zanker Road exit. Turn right on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Ciscos campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for Event Parking PS1 to enter the parking structure located behind Building 9. Getting to Building 9 on Ciscos San Jose Campus from Oakland Highway 880 Go south on Highway 880 toward San Jose and take the CA-237 West exit toward Mountain View. Take the Zanker Road exit. Turn left on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Ciscos campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for Event Parking PS1 to enter the parking structure located behind Building 9.

CISCO SYSTEMS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E85440-P28568 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CISCO SYSTEMS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: 1. Election of Directors Nominees: For Against Abstain 1a. M. Michele Burns 1b. Wesley G. Bush 1c. Michael D. Capellas 1d. Mark Garrett 1e. Dr. Kristina M. Johnson 1f. Roderick C. McGeary 1g. Charles H. Robbins 1h. Arun Sarin 1i. Brenton L. Saunders 1j. Carol B. Tomé For Against Abstain 2. Approval, on an advisory basis, of executive compensation. 3. Ratification of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for fiscal 2020. The Board of Directors recommends you vote AGAINST Proposal 4 submitted by a shareholder: 4. Approval to have Cisco’s Board adopt a policy to have an independent Board chairman. To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E85441-P28568 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held December 10, 2019 and the proxy statement, and appoints Charles H. Robbins and Evan Sloves or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on December 10, 2019 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side